                                                                   EXHIBIT 10.24

                                                                  EXECUTION COPY


================================================================================



                           CYBERNET INTERNET SERVICES
                              INTERNATIONAL, INC.

                                  as Company,

                                      and

                              THE BANK OF NEW YORK

                           as Trustee, Registrar and
                                  Paying Agent


                               _________________



                                   INDENTURE


                          Dated as of August 26, 1999


                               _________________


(Euro)25,000,000 aggregate principal amount of 13.0% Convertible Senior
                    Subordinated Pay-In-Kind Notes due 2009


===============================================================================

                              TABLE OF CONTENTS

                                                                                   Page
ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE..........................    1
     1.1  Definitions.............................................................    1
     1.2  Incorporation by Reference of TIA.......................................   22
     1.3  Rules of Construction...................................................   22

ARTICLE II    THE NOTES...........................................................   23
     2.1  Form and Dating.........................................................   23
     2.2  Execution and Authentication............................................   24
     2.3  Registrar and Paying Agent..............................................   25
     2.4  Paying Agent To Hold Assets in Trust....................................   26
     2.5  List of Holders.........................................................   26
     2.6  Book-Entry Provisions for Global Notes..................................   26
     2.7  Registration of Transfer and Exchange...................................   27
     2.8  Replacement Notes.......................................................   32
     2.9  Outstanding Notes.......................................................   33
     2.10  Treasury Notes.........................................................   33
     2.11  Temporary Notes........................................................   33
     2.12  Cancellation...........................................................   34
     2.13  Defaulted Interest.....................................................   34
     2.14  CUSIP, ISIN and Common Code Numbers....................................   34
     2.15  Deposit of Moneys......................................................   35
     2.16  Certain Matters Relating to Global Notes...............................   35

ARTICLE III   REDEMPTION..........................................................   35
     3.1  Optional Redemption.....................................................   35
     3.2  Notices to Trustee......................................................   35
     3.3  Selection of Notes to Be Redeemed.......................................   35
     3.4  Notice of Redemption....................................................   36
     3.5  Effect of Notice of Redemption..........................................   37
     3.6  Deposit of Redemption Price.............................................   37
     3.7  Notes Redeemed in Part..................................................   38

ARTICLE IV    COVENANTS...........................................................   38
     4.1  Payment of Notes........................................................   38
     4.2  Maintenance of Office or Agency.........................................   38
     4.3  Limitation on Restricted Payments.......................................   39
     4.4  Limitation on Indebtedness..............................................   41
     4.5  Corporate Existence.....................................................   45
     4.6  Payment of Taxes and Other Claims.......................................   45
     4.7  Maintenance of Properties and Insurance.................................   45
     4.8  Compliance Certificate; Notice of Default...............................   46

     4.9  Compliance with Laws....................................................   47
     4.10  Reports................................................................   47
     4.11  Waiver of Stay; Extension or Usury Laws................................   48
     4.12  Limitation on Transactions with Shareholders and Affiliates............   48
     4.13  Limitation on Dividend and Other Payment Restrictions Affecting
               Restricted Subsidiaries............................................   49
     4.14  Limitation on Liens....................................................   50
     4.15  Change of Control......................................................   50
     4.16  Limitation on Asset Sales..............................................   52
     4.17  Limitation on Issuance of Guarantees of Indebtedness by Restricted
               Subsidiaries.......................................................   55
     4.18  Business of the Company; Restriction on Transfers of Existing
               Business...........................................................   56
     4.19  Limitation on the Issuance and Sale of Capital Stock of Restricted
               Subsidiaries.......................................................   56
     4.20  Additional Amounts.....................................................   57
     4.21  Payment of Non-Income Taxes and Similar Charges........................   57
     4.22  Limitation on Layering.................................................   57
     4.23  Limitation on Investment Company Activities............................   58

ARTICLE V      SUCCESSOR CORPORATION..............................................   58
     5.1  Consolidation, Merger, and Sale of Assets...............................   58
     5.2  Successor Corporation Substituted.......................................   59

ARTICLE VI     DEFAULT AND REMEDIES...............................................   59
     6.1  Events of Default.......................................................   59
     6.2  Acceleration............................................................   60
     6.3  Other Remedies..........................................................   61
     6.4  The Trustee May Enforce Claims Without Possession of Securities.........   61
     6.5  Rights and Remedies Cumulative..........................................   61
     6.6  Delay or Omission Not Waiver............................................   61
     6.7  Waiver of Past Defaults.................................................   61
     6.8  Control by Majority.....................................................   62
     6.9  Limitation on Suits.....................................................   62
     6.10  Rights of Holders To Receive Payment...................................   63
     6.11  Collection Suit by Trustee.............................................   63
     6.12  Trustee May File Proofs of Claim.......................................   63
     6.13  Priorities.............................................................   63
     6.14  Restoration of Rights and Remedies.....................................   64
     6.15  Undertaking for Costs..................................................   64
     6.16  Compliance Certificate; Notices of Default.............................   64

ARTICLE VII    TRUSTEE............................................................   65
     7.1  Duties of Trustee.......................................................   65
     7.2  Rights of Trustee.......................................................   66

     7.3  Individual Rights of Trustee............................................   67
     7.4  Trustee's Disclaimer....................................................   67
     7.5  Notice of Default.......................................................   68
     7.6  Report by Trustee to Holders............................................   68
     7.7  Compensation and Indemnity..............................................   68
     7.8  Replacement of Trustee..................................................   69
     7.9  Successor Trustee by Merger, etc........................................   70
     7.10  Corporate Trustee Required; Eligibility................................   70
     7.11  Disqualification; Conflicting Interests................................   71
     7.12  Preferential Collection of Claims Against Company......................   71

ARTICLE VIII   SATISFACTION AND DISCHARGE OF INDENTURE............................   71
     8.1  Option to Effect Legal Defeasance or Covenant Defeasance................   71
     8.2  Legal Defeasance and Discharge..........................................   71
     8.3  Covenant Defeasance.....................................................   72
     8.4  Conditions to Legal or Covenant Defeasance..............................   72
     8.5  Satisfaction and Discharge of Indenture.................................   74
     8.6  Survival of Certain Obligations.........................................   74
     8.7  Acknowledgment of Discharge by Trustee..................................   74
     8.8  Application of Trust Moneys.............................................   75
     8.9  Repayment to the Company; Unclaimed Money...............................   75
     8.10  Reinstatement..........................................................   76

ARTICLE IX     AMENDMENTS, SUPPLEMENTS AND WAIVERS................................   76
     9.1  Without Consent of Holders of Notes.....................................   76
     9.2  With Consent of Holders of Notes........................................   77
     9.3  Compliance with TIA.....................................................   78
     9.4  Revocation and Effect of Consents.......................................   78
     9.5  Notation on or Exchange of Notes........................................   78
     9.6  Trustee to Sign Amendments, etc.........................................   78
     9.7  Senior Indebtedness.....................................................   79

ARTICLE X      CONVERSION.........................................................   79
     10.1  Right to Convert; Mandatory Conversion.................................   79
     10.2  Exercise of Conversion Privilege; Issuance of Common Stock on
               Conversion; No Adjustment for Interest or Dividends................   80
     10.3  Cash Payments in Lieu of Fractional Shares.............................   81
     10.4  Conversion Price.......................................................   81
     10.5  Adjustment of Conversion Price.........................................   81
     10.6  Effect of Reclassification, Consolidation, Merger or Sale..............   86
     10.7  Taxes on Shares Issued.................................................   86
     10.8  Reservation of Shares; Shares to be Fully Paid.........................   86
     10.9  Permanent Reduction of Conversion Ratio upon Certain Registration
               Defaults...........................................................   86
     10.10  Definition of Closing Price...........................................   87

ARTICLE XI     SUBORDINATION......................................................   87
     11.1  Notes Subordinated to Senior Indebtedness..............................   87
     11.2  Reliance on Certificate of Liquidating Agent; Further Evidence as to
               Ownership of Senior Indebtedness...................................   91
     11.3  Payment Permitted If No Default........................................   91
     11.4  Disputes with Holders of Certain Senior Indebtedness...................   91
     11.5  Trustee Not Charged with Knowledge of Prohibition......................   92
     11.6  Trustee to Effectuate Subordination....................................   92
     11.7  Rights of Trustee as Holder of Senior Indebtedness.....................   92
     11.8  Article Applicable to Paying Agents....................................   93
     11.9  Subordination Rights Not Impaired by Acts or Omissions of the Company or
               Holders of Senior Indebtedness.....................................   93
     11.10  Trustee Not Fiduciary for Holders of Senior Indebtedness..............   93
     11.11  Notice of Acceleration................................................   93
     11.12  Relative Rights.......................................................   93

ARTICLE XII    MISCELLANEOUS......................................................   94
     12.1  TIA Controls...........................................................   94
     12.2  Notices................................................................   94
     12.3  Communications by Holders with Other Holders...........................   95
     12.4  Certificate and Opinion as to Conditions Precedent.....................   95
     12.5  Statements Required in Certificate or Opinion..........................   96
     12.6  Rules by Trustee, Paying Agent, Registrar..............................   96
     12.7  Legal Holidays.........................................................   96
     12.8  Governing Law..........................................................   96
     12.9  Submission to Jurisdiction; Appointment of Agent for Service; Waiver...   96
     12.10  No Adverse Interpretation of Other Agreements.........................   97
     12.11  No Personal Liability of Directors, Officers, Employees, Stockholders
               or Incorporators...................................................   97
     12.12  Currency Indemnity....................................................   98
     12.13  Successors............................................................   98
     12.14  Counterpart Originals  All parties hereto may sign any number of copies
               of this Indenture..................................................   98
     12.15  Severability..........................................................   98
     12.16  Table of Contents, Headings, etc......................................   98

EXHIBITS

Exhibit A    -     Form of Global Note
Exhibit B    -     Form of Definitive Note

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                             CROSS-REFERENCE TABLE

TIA Section                                                                   Indenture Section
310(a)(1).................................................................           7.10
   (a)(2).................................................................           7.10
   (a)(3).................................................................           NA
   (a)(4).................................................................           NA
   (a)(5).................................................................           7.8; 7.11
   (b)....................................................................           7.8; 7.11
   (c)....................................................................           NA
311(a)....................................................................           7.12
   (b)....................................................................           7.12
   (c)....................................................................           NA
312(a)....................................................................           2.5
   (b)....................................................................           11.3
   (c)....................................................................           11.3
313(a)....................................................................           7.6
   (b)(1).................................................................           11.3
   (b)(2).................................................................           7.6
   (c)....................................................................           7.6; 11.2
   (d)....................................................................           7.6
314(a)....................................................................           4.8; 4.10; 11.2; 11.4
   (b)....................................................................           11.2
   (c)(1).................................................................           7.2; 11.4
   (c)(2).................................................................           7.2; 11.4
   (c)(3).................................................................           NA
   (d)....................................................................           11.3;11.4; 11.5
   (e)....................................................................           11.5
   (f)....................................................................           NA
315(a)....................................................................           7.1(c)
   (b)....................................................................           7.5; 11.2
   (c)....................................................................           7.1(a)
   (d)....................................................................           6.8; 7.1(c)
   (e)....................................................................           6.15
316(a)(last sentence).....................................................           2.9
   (a)(1)(A)..............................................................           6.8
   (a)(1)(B)..............................................................           6.7
   (a)(2).................................................................           NA
   (b)....................................................................           6.10
317(a)(1).................................................................           6.11
   (a)(2).................................................................           6.12
   (b)....................................................................           2.4

318(a)......................................................................         11.1
   (c)......................................................................         11.1

______________________
NA means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

     INDENTURE, dated as of August 26, 1999, between Cybernet Internet Services International, Inc., a Delaware corporation (the "Company"), and The Bank of New
                                                  -------
York, a New York banking corporation, as Trustee, Registrar and Paying Agent.

     The Company has duly authorized the creation and issuance of (i) its 13.0% Convertible Senior Subordinated Pay-In-Kind Notes due 2009 issued on the date hereof (the "Original Notes") and (ii) Additional Notes (as defined herein) that
             --------------
may be issued on any Issue Date (all such notes referred to in (i) and (ii) being referred to as the "Notes"); and, to provide therefor, the Company has
                          -----
duly authorized the execution and delivery of this Indenture. Except as otherwise provided herein, the Notes shall be limited to (Euro)100,000,000 (excluding Secondary Notes (as defined herein)) in aggregate principal amount outstanding, of which (Euro)25,000,000 in aggregate principal amount shall be initially issued on the date hereof. Subject to the conditions and compliance with the covenants set forth herein, the Company may issue up to
(Euro)75,000,000 aggregate principal amount of Additional Notes.

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

     SECTION 1.1   Definitions. For purposes of this Indenture, unless otherwise
                   -----------
specifically indicated herein, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. In addition, for purposes of the following definitions and this Indenture generally, all calculations and determinations shall be made in accordance with US GAAP and shall be based upon the consolidated financial statements of the Company and its subsidiaries prepared in accordance with US GAAP. As used in this Indenture, the following terms shall have the following meanings:

     "Acquired Indebtedness" is defined to mean Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary, such merger or consolidation or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon the consummation of the transactions by which such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary or such Asset Acquisition shall not be Indebtedness.

     "Additional Amounts" shall have the meaning set forth in Section 4.20.

     "Additional Notes" means up to (Euro)75,000,000 aggregate principal amount of 13.0% Senior Subordinated Pay-In-Kind Notes due 2009 issued under the terms of this Indenture after the Closing Date.

     "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" is defined to mean any Registrar, Paying Agent, Authenticating Agent or co-Registrar.

     "Agent Members" shall have the meaning set forth in Section 2.16.

     "Asset Acquisition" is defined to mean (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated, merged with or into the Company or any Restricted Subsidiary or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person (other than the Company or any of its Restricted Subsidiaries) that constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

     "Asset Sale" is defined to mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any of its Restricted Subsidiaries) of (i) all or any of the Equity Interests in any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or line of business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.1 and the creation of any Lien not prohibited by Section 4.14; provided, however, that any transaction consummated in compliance with such
Section 5.1, involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) sales of telecommunications network capacity of the Company or any Restricted Subsidiary including sales of indefeasible rights of use of or transfers of dark fiber optic transmission cable, in each case in the ordinary course of business; and (d) any transaction consummated in compliance with Section 4.3. In addition, solely for purposes of Section 4.16, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of 1.0 million in any fiscal year shall be deemed not to be an "Asset Sale."

     "Asset Sale Offer" shall have the meaning set forth in Section 4.16.

     "Authenticating Agent" shall have the meaning set forth in Section 2.2.

     "Bankruptcy Law" is defined to mean Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of creditors.

     "Board of Directors" is defined to mean the Board of Directors of the Company.

     "Board Resolution" is defined to mean a duly authorized resolution of the Board of Directors.

     "Business Day" is defined to mean a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City and Munich, Germany are authorized or required by law to close.

     "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with US GAAP, is required to be capitalized and reflected as a liability on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean, at the time any determination thereof is to be made, the discounted present value of the rental obligations under such lease.

     "Cash Equivalents" is defined to mean, (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof or by the German government or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition; (b) overnight bank deposits or certificates of deposit, eurodollar time deposits and bankers' acceptances with maturities of 360 days or less from the date of acquisition, in each case with any commercial bank having capital and surplus in excess of $500 million and outstanding debt rated at least "A" or the equivalent thereof by S&P or Moody's; (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above; (d) commercial paper rated at least A-1 or P-1, or the equivalent thereof, by S&P or Moody's, respectively, and in each case maturing within 360 days after the date of acquisition and (e) direct obligations of, or obligations fully and unconditionally guaranteed by, any member of the European Community rated at least "AAA" or the equivalent thereof by both S&P and Moody's.

     "Cedel" is defined to mean Cedelbank, societe anonyme.

     "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than a Permitted Holder) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis, provided that the relevant threshold in the case of Cybermind Interactive Europe and Holger Timm shall be 40%; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any such "person" or "group" (other than to a Restricted Subsidiary); or (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation with or into the Company with the effect that immediately after such transaction any such "person" or "group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation.

     "Change of Control Offer" shall have the meaning set forth in Section 4.15.

     "Change of Control Payment" shall have the meaning set forth in Section
4.15.

     "Change of Control Payment Date" shall have the meaning set forth in
Section 4.15.

     "Closing Date" is defined to mean the date of this Indenture.

     "Commission" is defined to mean the United States Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of the

Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Depositary" is defined to mean The Bank of New York or any of its successors acting in the capacity of common depositary for Euroclear and Cedel.

     "Common Stock" is defined to mean the authorized common Capital Stock of the Company, par value $0.001 per share.

     "Company" is defined to mean the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

     "Company Order" is defined to mean a written order or request signed in the name of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or any other officer so authorized and delivered to the Trustee.

     "Consolidated Cash Flow" is defined to mean with respect to any Person for any period, the (i) Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income (and without duplication), Consolidated Fixed Charges, (ii) any provision for taxes (other than taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (iii) any amount attributable to depreciation and amortization expense and (iv) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it requires or represents an accrual of, or reserve for, cash charges in any future period), less all non-cash items increasing Consolidated Net Income (excluding any items which represent the reversal of an accrual of, or reserve for, anticipated cash charges at any prior period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with US GAAP; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow (if positive) of any Restricted Subsidiary (calculated separately for such Restricted Subsidiary in the same manner as provided above) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

     "Consolidated Fixed Charges" is defined to mean, with respect to any Person for any period, Consolidated Interest Expense plus dividends declared and payable on Preferred Stock.

     "Consolidated Interest Expense" is defined to mean with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation) calculated in accordance with US GAAP; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements, and interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries, less the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to the last proviso of such definition.

     "Consolidated Net Income" is defined to mean, for any period, the net income (or loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with US GAAP; provided, however, that there will not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in clauses (iv), (v) and (vi) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary; (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in clauses (iv), (v) and (vi) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income; (iv) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" is defined to mean, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of determination), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Equity Interests in the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with US GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Conversion Price" has the meaning set forth in Section 10.4.

     "Conversion Shares" shall have the meaning set forth in Section 10.1.

     "Conversion Ratio" shall have the meaning set forth in Section 10.1.

     "Corporate Trust Office" is defined to mean the address of the Trustee specified in Section 12.2.

     "Covenant Defeasance" shall have the meaning set forth in Section 8.3.

     "Credit Facilities" is defined to mean one or more senior credit agreements, senior loan agreements or similar senior facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Cumulative Consolidated Cash Flow" is defined to mean, for the period beginning on the Issue Date through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with US GAAP.

     "Cumulative Consolidated Fixed Charges" is defined to mean, for the period beginning on the Issue Date through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Fixed Charges of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with US GAAP.

     "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement and any other arrangement or agreement designed to provide protection against fluctuations in currency values.

     "Current Market Price" is defined to mean (i) if the security is not registered under the Exchange Act, the fair market value of the security (without any discount for lack of liquidity, the amount of such security offered to be purchased or the fact that such securities may represent a minority interest in a private company or a company under the control of another Person) as determined in good faith by the Board of Directors and certified in a board resolution that is delivered to the Trustee, and determined to be fair, from a financial point of view, to the holders of such security or another security exercisable for such security, by an Independent Financial Expert (as set forth in such Independent Financial Expert's written fairness opinion); or (ii) if the security is registered under the Exchange Act, the average of the last reported sale price of the security on the principal exchange on which it trades (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available (provided, however, that if the closing bid price is not determinable for at least 10 Business Days in such period, the "Current Market Price" of the security shall be determined as if the security were not registered under the Exchange Act). The Company shall pay the fees and expenses of any Independent Financial Expert in the determination of Current Market Price.

     "Custodian" is defined to mean any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Default Interest Payment Date" shall have the meaning set forth in Section 2.13.

     "Definitive Notes" is defined to mean Notes in definitive registered form substantially in the form of Exhibit B.

     "Depositary" and "Depositaries" shall have the meaning set forth in Section 2.1.

     "Designated Senior Indebtedness" under the Notes is defined to mean the Senior Notes and any Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount of, or under which the holders thereof are committed to lend up to, (Euro)20.0 million and that is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

     "Discount Notes" is defined to mean the 13.0% Convertible Senior Subordinated Discount Notes due 2009 of the Company that are being offered simultaneously herewith, if any are issued.

     "Eligible Accounts Receivable" is defined to mean the accounts receivables (net of any reserves and allowances for doubtful accounts in accordance with US
GAAP) of any Person that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent consolidated balance sheet of such Person filed with the Commission, all in accordance with US GAAP.

     "Equity Interests" is defined to mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euro" or "(Euro)" is defined to mean the lawful currency of countries of the European Monetary Union.

     "Euroclear" is defined to mean Morgan Guaranty Trust Company of New York (Brussels office), as operator of the Euroclear System.

     "Euro Government Securities" is defined to mean direct obligations of, or obligations guaranteed by, the European Monetary Union for the payment of which obligations or guarantee the full faith and credit of the European Monetary Union is pledged and are not callable or redeemable at the option of the issuer thereof.

     "Event of Default" shall have the meaning set forth in Section 6.1.

     "Excess Proceeds" shall have the meaning set forth in Section 4.16.

     "Exchange Act" is defined to mean the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder.

     "Fair Market Value" is defined to mean, with respect to any asset or property, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors acting in good faith, which determination shall be evidenced by a resolution of the Board of Directors delivered to the Trustee and, when required by the express provisions hereof, an Officers' Certificate filed with the Trustee.

     "Global Notes" is defined to mean the Rule 144A Global Note and the Regulation S Global Note.

     "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof) of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" is defined to mean a Person in whose name a Note is registered on the Registrar's books.

     "Incur" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Equity Interests in any Person; provided that none of the accrual of interest, the payment of interest in the form of additional Indebtedness or the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person, whether or not contingent (A) in respect of borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments or letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (C) representing the balance deferred and unpaid of the purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (D) representing Capitalized Lease Obligations, (ii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (iii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (iv) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination and (v) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that (x) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with US GAAP, (y) money borrowed and set aside at the time of the Incurrence of any Indebtedness for the sole purpose of prefunding the payment of interest on such Indebtedness (and which is pledged in favor of the holders of such Indebtedness pending such application) shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (z) Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Indenture" is defined to mean this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

     "Independent Financial Expert" is defined to mean an internationally recognized investment bank that does not (and the directors, executive officers and 5% stockholders of which do not) have a direct or indirect financial interest in the Company or any of its Subsidiaries or Affiliates, which has not been for at least five years, and at the time it is called upon to give independent financial advice to the Company is not (and none of its directors, executive officers or 5% stockholders is), a promoter, director, or officer of the Company or any of its Subsidiaries or Affiliates. The Independent Financial Expert may be compensated and indemnified by the Company for opinions or services it provides as an Independent Financial Expert.

     "Initial Purchaser" is defined to mean Morgan Stanley & Co. International Limited.

     "Interest Payment Date" is defined to mean the Stated Maturity of an installment of interest on the Notes.

     "Interest Rate Agreement" is defined to mean any interest rate swap agreement, interest rate cap agreement, interest rate insurance, and any other arrangement or agreement designed to provide protection against fluctuations in interest rates.

     "Investment" in any Person is defined to mean any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with US GAAP, recorded as accounts receivable on the balance sheet of such Person or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other tangible or intangible property to another Person or any payment for any property or services for the account or use of another Person), or any purchase or acquisition of Equity Interests, bonds, notes, debentures, or other similar instruments issued by any other Person. For purposes of the definition of "Unrestricted Subsidiary" and Sections 4.3 and 4.19, (i) "Investment" shall include (a) the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (b) the Fair Market Value, in the case of a sale of Equity Interests in accordance with Section 4.19 such that a Person no longer constitutes a Restricted Subsidiary, of the remaining assets (net of liabilities) of such Person after such sale, and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Issue Date" is defined to mean the date on which the Notes are originally issued under the Indenture.

     "Legal Defeasance" shall have the meaning set forth in Section 8.2.

     "Legal Holiday" is defined to mean a Saturday, a Sunday or a day on which banking institutions in the City of Munich, Germany or The City of New York or a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" is defined to mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of an asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any option or other agreement to sell or give any security interest).

     "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

     "Market Criteria" shall have the meaning set forth in Section 10.1.

     "Market Criteria Period" shall have the meaning set forth in Section 10.1.

     "Maturity Date" is defined to mean August 15, 2009.

     "Moody's" is defined to mean Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" is defined to mean, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing agreements), (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with US GAAP; provided that such amounts which cease to be held as reserves shall be deemed Net Cash Proceeds; and (b) with respect to any issuance or sale of Equity Interests (other than Redeemable Stock), the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent (1) such obligations are financed, directly or indirectly, with money borrowed from the Company or any Restricted Subsidiary or otherwise financed or sold with recourse to the Company or any Restricted Subsidiary or (2) the purchase of the Equity Interests is otherwise financed, directly or indirectly, by the Company or any Restricted Subsidiary, including through funds contributed, extended, guaranteed or otherwise advanced by the Company or any Affiliate) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Neuer Markt" is defined to mean the Neuer Markt of the Frankfurt Stock Exchange.

     "Notes" shall have the meaning set forth in the preamble of this Indenture.

     "Offer Amount" shall have the meaning set forth in Section 4.16.

     "Offer Period" shall have the meaning set forth in Section 4.16.

     "Officer" is defined to mean, with respect to any Person (other than any Agent), the Chairman of the Board, any Director, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Controller or the Secretary of such Person.

     "Officers' Certificate" is defined to mean a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in Sections 12.4 and 12.5 of the Indenture.

     "Opinion of Counsel" is defined to mean a written opinion from legal counsel which and who are reasonably acceptable to, and addressed to, the Trustee complying with the requirements of Sections 11.4 and 11.5. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company.

     "Original Notes" shall have the meaning set forth in the preamble to this Indenture.

     "Paying Agent" shall have the meaning set forth in Section 2.3.

     "Permitted Assets" is defined to mean, with respect to any Person, assets used in the Permitted Business (or Equity Interests of a Person that becomes a Restricted Subsidiary, the assets of which consist principally of such Permitted Assets) that are purchased or acquired by the Company or a Restricted Subsidiary after the Issue Date.

     "Permitted Business" is defined to mean the business of (i) operating an Internet connectivity or internet enhancement service as it may exist from time to time, including, without limitation, providing dial up or dedicated internet service, web hosting or co-location services, security solutions, configuration services, electronic commerce, intranet solutions, data backup and restoral, business content and collaboration or consulting services with respect to the foregoing (including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date), (ii) transmitting or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (iii) constructing, creating, developing, providing or marketing communications-related network equipment, products, software and other devices for use in an Internet or telecommunications business, or (iv) evaluating, participating in or pursuing any other activity or opportunity that is primarily related to those identified in clause (i), (ii) or
(iii) above. A good faith determination by a majority of the Board of Directors as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

     "Permitted Holder" is defined to mean Andreas Eder, Alessandro Giacalone and any Affiliate of the foregoing Persons.

     "Permitted Investment" is defined to mean (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; (ii) payroll, travel and similar advances to cover matters that are expected at the time of such advance ultimately to be treated as expenses in accordance with US GAAP; (iii) stock, obligations or securities received (a) in satisfaction of judgments or (b) in settlement of debts, or as a result of foreclosure, perfection or enforcement of any Lien, in each case under this clause (b) arising in the ordinary course of business and not in contemplation of the acquisition of such stock, obligations or securities; (iv) Investments in Cash Equivalents; (v) Investments made as a result of the receipt of noncash consideration from any Asset Sale made in compliance with Section 4.16; (vi) Investments in negotiable instruments held for collection, lease, utility and workers' compensation, performance and other similar pledges or deposits, and other pledges or deposits permitted under Section 4.14; (vii) obligations under Interest Rate Agreements or Currency Agreements; provided that such agreements
(a) are designed solely to protect the Company or the Restricted Subsidiary, as the case may be, against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (viii) Investments made in the ordinary course of business and on ordinary business terms in the Permitted Business in consortia formed to construct transmission infrastructure for use primarily in the Permitted Business, provided such Investment entitles the Company to rights of way or rights of use on such transmission infrastructure; and (ix) any Investment purchased by the Company and deposited in an escrow account established in connection with the issuance of any Senior Indebtedness of the Company that is pari passu with the Senior Notes.

     "Permitted Liens" is defined to mean (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with US GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with US GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or other similar legislation and other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements); (iv) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (v) Liens (including extensions and renewals thereof) upon real or personal property of a Restricted Subsidiary purchased or leased after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred by such Restricted Subsidiary in compliance with Sections 4.4 and 4.17 (1) to finance the cost of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition and the Incurrence of such Indebtedness or (2) to refinance any Indebtedness of a Restricted Subsidiary previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets; (vi) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease of a Restricted Subsidiary which, in each case, is permitted under this Indenture; (vii) Liens on property of, or on Equity Interests in or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens were not created, incurred or assumed in contemplation of such transaction and do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired;
(viii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (ix) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements; (x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date; (xi) Liens existing on the Issue Date or securing the Notes or any Guarantee of the Notes; (xii) Liens granted after the Issue Date on any assets or Equity Interests in the Company or its Restricted Subsidiaries created in favor of the holders; (xiii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or another Restricted Subsidiary to secure Indebtedness owing to the Company or such Restricted Subsidiary and Incurred in compliance with clause
(ii) of paragraph (b) of Section 4.4; (xiv) Liens created in connection with the incurrence of any Indebtedness permitted to be Incurred under clause (iii) of paragraph (b) of Section 4.4; provided that the Indebtedness which it refinances is secured by similar Liens; (xv) Liens securing Indebtedness under Credit Facilities incurred in compliance with clause (viii) of paragraph (b) of Section 4.4; (xvi) Liens securing other Senior Indebtedness of the Company; (xvii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, subleases, licenses, sublicenses, obligations for utilities, statutory or regulatory obligations, bankers' acceptances, letters of credit, surety and appeal bonds, government or other contracts, completion guarantees, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xviii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xix) Liens with respect to an escrow account established in connection with the issuance of any Senior Indebtedness which are pari passu with the Senior Notes.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "Private Placement Legend" is defined to mean the legend set forth in
Section 2.7(g).

     "Pro forma Consolidated Cash Flow" is defined to mean with respect to any Person for any period, the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Sale or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of Equity Interests) during such period as if such Asset Sale or Asset Acquisition had taken place on the first day of such period and income (or losses) ceased to accrue or accrued, as the case may be, therefrom from such date.

     "Purchase Date" shall have the meaning set forth in Section 4.16.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Record Date" is defined to mean the Record Dates specified in the Notes.

     "Redemption Date" when used with respect to any Note to be redeemed, is defined to mean the date fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Notes.

     "Redeemable Stock" is defined to mean, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Redeemable Stock or (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Redeemable Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Section 4.15 and Section 4.16 and (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes including the purchase of any Notes tendered pursuant thereto.

     "Redemption Price" when used with respect to any Note to be redeemed, is defined to mean the price fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Notes.

     "Registrar" shall have the meaning set forth in Section 2.3.

     "Registration Rights Agreement" is defined to mean that certain Registration Rights Agreement, dated the date hereof, between the Company and the Trustee.

     "Regulation S" is defined to mean Regulation S under the Securities Act.

     "Regulation S Global Note" shall have the meaning set forth in Section 2.1.

     "Regulation S Notes" shall have the meaning set forth in Section 2.1.

     "Relevant Taxing Jurisdiction" shall have the meaning set forth in Section 4.20.

     "Replacement Assets" is defined to mean any property, plant or equipment of a nature or type that are used or usable in the Permitted Business (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution).

     "Restricted Period" shall have the meaning set forth in Section 2.7(c).

     "Restricted Subsidiary" is defined to mean, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary.

     "Rule 144" is defined to mean Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Rule 144A" is defined to mean Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Rule 144A Global Note" shall have the meaning set forth in Section 2.1.

     "Rule 144A Notes" shall have the meaning set forth in Section 2.1.

     "S&P" is defined to mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and its successors.

     "Secondary Notes" is defined to mean the additional Notes issued in lieu of cash payment of any or all of the interest due on any Interest Payment Date occurring prior to February 15, 2005; upon issuance, Secondary Notes shall be deemed "Notes" for all purposes under this Indenture.

     "Securities Act" is defined to mean the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder.

     "Senior Indebtedness" is defined to mean the following obligations of the Company, whether outstanding on the date of the Indenture or thereafter
Incurred: (i) all Indebtedness and all other monetary obligations of the Company under the Senior Notes; (ii) all other Indebtedness of the Company other than the Notes and the Discount Notes, if any (including, without limitation, Indebtedness Incurred under Credit Facilities), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Notes; and (iii) all fees, expenses and indemnities payable in connection with the Senior Notes (including any agreement pursuant to which the Senior Notes were issued); provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company or a joint venture in which the Company has an interest, (c) any Indebtedness of the Company, to the extent not permitted under the Indenture,
(d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness to any employee of the Company or one of its Subsidiaries, (f) any liability under federal, state, local, foreign or other taxes owed or owing by the Company, (g) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (h) any Indebtedness, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including without limitation, any Senior Subordinated Indebtedness and Subordinated Obligations. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

     "Senior Notes" is defined to mean the 14.0% Senior Notes due 2009 of the Company, issued on July 8, 1999.

     "Senior Subordinated Indebtedness" is defined to mean the Notes and any other Indebtedness of the Company, including, without limitation, any Discount Notes that specifically provides that such Indebtedness is to rank equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Significant Subsidiary" is defined to mean, at any time of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "Specified Date" is defined to mean any redemption date, any date of purchase for any purchase of the Notes pursuant to Section 4.16 or Section 4.15, any date of conversion or exchange of Notes or any date on which the Notes are due and payable after an Event of Default.

     "Stated Maturity" is defined to mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subordinated Obligations" is defined to mean any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" is defined to mean, with respect to any Person (i) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is at the time of determination owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person and
(ii) any partnership, joint venture, limited liability company or similar entity of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (B) such Person or any Restricted Subsidiary of such Person is a controlling general partner, co-venturer, manager or is in a similar position or otherwise controls such entity.

     "Successor Company" shall have the meaning set forth in Section 5.1.

     "Taxes" shall have the meaning set forth in Section 4.20.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as it may be amended from time to time.

     "Trade Payables" is defined to mean any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

     "Trading Day" is defined to mean, so long as the Common Stock trades on the Neuer Markt, a day on which such exchange is open for the transaction of business, or, if the Common Stock ceases to trade on the Neuer Markt, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not so listed or admitted to trading on any national securities exchange, a day on which the Nasdaq National Market System (or any successor thereto) or such other system then in use is open for the transaction of business, or, if the

Common Stock is not quoted by any such organization, any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Transaction Date" is defined to mean, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trust Officer" is defined to mean any officer within the corporate trust department (or any successor group of the Trustee), including any vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Trustee" is defined to mean the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Unrestricted Subsidiary" is defined to mean (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors in the manner provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary, or any of its Subsidiaries, owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (a) the Company certifies in an Officers' Certificate that such designation complies with the covenants described under Section 4.3, (b) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably be obtained in a comparable arm's-length transaction at the time from Persons who are not Affiliates of the Company, (c) neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests in such Subsidiary or any Subsidiary of such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results and (d) such Subsidiary and its Subsidiaries have not at the time of designation, and do not thereafter, Incur any Indebtedness other than Unrestricted Subsidiary Indebtedness. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur Euro 1.00 of additional Indebtedness under Section 4.4(a) on a pro forma basis taking into account such designation and (y) no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Unrestricted Subsidiary Indebtedness" is defined to mean Indebtedness of any Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "US GAAP" is defined to mean, at any date of determination, generally accepted accounting principles as in effect in the United States of America which are applicable at the date of determination and which are consistently applied for all applicable periods.

     "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securities Act or any successor to such Rule.

     "Voting Stock" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily entitled to vote for the election of directors thereof at a meeting of Stockholders called for such purpose, without the occurrence of any additional event or contingency.

     "Weighted Average Life to Maturity" is defined to mean, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) (a) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payment of, or redemption or similar payment with respect to, such Indebtedness multiplied by (b) the amount of such principal payment, by (ii) the sum of all such principal payments.

     "Wholly Owned Restricted Subsidiary" is defined to mean any Restricted Subsidiary all of the outstanding voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

     SECTION 1.2  Incorporation by Reference of TIA.  This Indenture is
                  ---------------------------------
subject to the mandatory provisions of the TIA which as of the date hereof and thereafter as in effect are incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.3  Rules of Construction.  Unless the context otherwise
                  ---------------------
requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and words in the plural include the singular;

     (e) provisions apply to successive events and transactions; and

     (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                                   THE NOTES
                                   ---------

     SECTION 2.1  Form and Dating.  The Notes and the notation relating to
                  ---------------
the Trustee's certificate of authentication thereof, shall be substantially in the form of Exhibits A or B, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

     The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Global Notes.

     Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as one or more global notes in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A, except as otherwise permitted herein. Such Global Notes shall be referred to collectively herein as the "Rule 144A Global Note." Such Rule 144A Global Notes shall be deposited on
     ---------------------
behalf of the holders of the Notes represented thereby with the Common
                                                                ------
Depositary for Euroclear and Cedelbank (each, a "Depositary" and together, the
----------                                       ----------
"Depositaries"), at its London office, as custodian for the Depositaries, and
 ------------
registered in the name of a Depositary or its respective nominee duly executed by the Company and authenticated by the Trustee or an Authenticating Agent as provided herein for credit to the accounts of designated agents holding on behalf of the Depositaries (or such other accounts as they may direct). The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, as custodian for the Depositary, or the records of the Depositary or its nominee, as the case may be, as hereinafter provided (or by the issue of a further Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Note or in consequence of the issue of Definitive Notes or additional Rule 144A Notes, as hereinafter provided. The Rule 144A Global Note and all other Notes, if any, evidencing the debt, or any portion of the debt, initially evidenced by such Rule 144A Global Note, shall collectively be referred to herein as the "Rule
                                                                        ----
144A Notes."
----------

     Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more global notes, in registered global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein. Such Global Notes, as the case may be, shall be referred to collectively herein as the "Regulation S Global
                                                         -------------------
Note."  Such Regulation S Global Note shall be deposited on behalf of the
----
holders of the Notes represented thereby with the Common Depositary, at its London office, as custodian for the Depositaries, and registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee or an Authenticating Agent as provided herein, for credit to the accounts of the designated agents holding on behalf of each Depositary (or such other accounts as they may direct). The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, as custodian for the Depositaries, or the records of the Depositary or its nominee, as the case may be, as hereinafter provided (or by the issue of a further Regulation S Global
Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Note or in consequence of the issue of Definitive Notes or additional Regulation S Notes, as hereinafter provided. The Regulation S Global Note and all other Notes that are not Rule 144A Global Notes shall collectively be referred to herein as the "Regulation S Notes".
                                                 ------------------

     SECTION 2.2  Execution and Authentication.  Two Officers shall sign, or
                  ----------------------------
one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     Except as otherwise provided herein, the aggregate principal amount of Notes which may be outstanding at any time under this Indenture, is (Euro) 100,000,000, excluding Secondary Notes. The Trustee shall authenticate an aggregate principal amount of Notes not to exceed (Euro)100,000,000 for issuance, which shall consist of (i) Original Notes for original issue on the Closing Date in the aggregate principal amount not to exceed (Euro) 25,000,000.00 and (ii) Additional Notes from time to time for issue in an aggregate principal amount not to exceed (Euro)75,000,000.00, which may be issued by the Company after the Closing Date. Additional Notes and Secondary Notes will be treated as the same series of Notes as the Original Notes for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. The Officers' Certificate shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, the issue price, whether the Notes are to be Original Notes or Additional Notes, whether the Notes are to be issued as Definitive Notes or Global Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture. Upon receipt of a Company Order, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

     The Trustee may appoint an authenticating agent ("Authenticating Agent")
                                                       --------------------
reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes (including the Secondary Notes) shall be issuable only in denominations of (Euro)1.00 principal amount and any integral multiple thereof, provided, however, that Notes (including Secondary Notes) will not be issued in denominations of less than (Euro)1.00. No payments, in cash or otherwise, will be made in respect of any fractional denomination amounts to which Holders would otherwise be entitled (including, without limitation, in respect of interest paid in the form of Secondary Notes); provided, however, that a Holder's entitlement to such Secondary Notes in denominations of (Euro)1.00 or integral multiples thereof shall be calculated on the basis of the aggregate principal amount of Notes registered in such Holder's name on the relevant Record Date.

     SECTION 2.3  Registrar and Paying Agent.  The Company shall maintain an
                  --------------------------
office or agency in London, England and in the Borough of Manhattan, The City of New York and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market, in whatever location the rules of such stock exchange or trading market so require, where (i) Global Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (ii) Global Notes may be presented or surrendered for payment
  ---------
("Paying Agent") and (iii) notices and demands in respect of such Global Notes
  ------------
and this Indenture may be served. In the event that Definitive Notes are issued, (x) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (y) Definitive Notes may be presented or surrendered for payment and (z) notices and demands in respect of the Definitive Notes and this Indenture may be served at an office of the Registrar or the Paying Agent, as applicable, in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Company initially appoints The Bank of New York as Registrar and Paying Agent until such time as The Bank of New York has resigned or a successor has been appointed. The Company may change any Registrar or Paying Agent without notice to any Holder. Payment of principal will be made upon the surrender of Definitive Notes at the office of the Paying Agent. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any transfer agent.

     SECTION 2.4  Paying Agent To Hold Assets in Trust.  The Company shall
                  ------------------------------------
require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of or interest, if any, Additional Amounts, if any, Liquidated Damages, if any, premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     SECTION 2.5  List of Holders.  The Trustee shall preserve in as current
                  ---------------
a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

     SECTION 2.6  Book-Entry Provisions for Global Notes. (a) The Global Notes
                  --------------------------------------
initially shall (i) be registered in the name of a Depositary or the nominee of a Depositary, (ii) be delivered to a Depositary or, pursuant to such Depositary's instructions, to the Common Depositary as custodian for the Depositaries and (iii) bear legends as set forth in Section 2.7(g) hereto. Owners of beneficial interests in a Global Note will not be entitled to have Notes registered in their names, and will not receive or be entitled to receive Definitive Notes except as expressly set forth in this Section 2.6. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

     (b) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding
         -----------------------------------------------------
any other provisions of this Indenture, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the relevant Depositary, its successors or their a nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of each Depositary and the provisions of Section 2.7. All Global Notes shall be exchanged by the Company (with authentication by the Trustee) for one or more Definitive Notes, if (i) a Depositary (A) has notified the Company that it is unwilling or unable to continue to act as a depositary and (B) a successor to such Depositary is not appointed by the Company within 90 days of such notification, (ii) a Depositary so requests following an Event of Default under this Indenture, (iii) Cybernet in its sole discretion determines that the Global Notes, in whole, but not in part, should be exchanged for Definitive Notes or (iv) the beneficial owner requests such exchange in writing delivered through either Euroclear or Cedel following an Event of Default. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, and subject to the applicable conditions in the foregoing sentence, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be (Euro)1.00 or integral multiples thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(b).

     (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.6, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to the Depositary for each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

     (d) Any Definitive Note constituting a Rule 144A Note or a Regulation S Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section 2.6 shall, except as otherwise provided by Section 2.8, bear the Private Placement Legend.

     SECTION 2.7 Registration of Transfer and Exchange. (a) Notwithstanding any
                 -------------------------------------
provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedelbank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in the Global Note that are held by the Holders through Euroclear or Cedel.

     (b) Rule 144A Global Note to Regulation S Global Note.  If a holder of a
         -------------------------------------------------
beneficial interest in the Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the relevant Depositary, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Upon receipt by the Trustee, as transfer agent, of (1) instructions from the relevant Depositary directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the relevant Depositary, to the extent applicable, containing information regarding the account with such Depositary to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 904 of Regulation S or Rule 144A under the Securities Act, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

     (c)  Regulation S Global Note to Rule 144A Global Note.  If a holder of a
          -------------------------------------------------
beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the relevant Depositary, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note. Upon receipt by the Trustee, as transfer agent, of (l) instructions given in accordance with the procedures of the relevant Depositary, to the extent applicable, from or on behalf of a beneficial owner of an interest in the Regulation S Global Note directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the relevant Depositary containing information regarding the account with such Depositary to be credited with such increase and the name of such account, and (3) prior to or on the 40th day after the later of the commencement of the offering of the Notes and the Closing Date (the "Restricted Period"), a certificate in the form of Exhibit D given by the
      -----------------
holder of such beneficial interest and stating that the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in such Rule 144A Global Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the relevant Depositary, its nominee, or the custodian for the relevant Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.7(c) will no longer apply to such transfers.

     (d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (e) Other Exchanges.  In the event that a Global Note is exchanged for
         ---------------
Definitive Notes in registered form without interest coupons, pursuant to
Section 2.6(b), or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.6 and 2.7 herein and as may be from time to time adopted by the Company and the Trustee.

     (f) Interests in Regulation S Global Notes to be held through Euroclear and
         -----------------------------------------------------------------------
Cedel. Prior to the expiration of the Restricted Period, beneficial interests in
-----
the Regulation S Global Note may only be held through Agent Members of Euroclear and Cedel, unless delivery is made through the Rule 144A Global Note in accordance with the certification requirements hereof.

     (g) Private Placement Legend. Each Note issued hereunder shall, upon
         ------------------------
issuance, bear the legend set forth herein and such legend shall not be removed from such Note except as provided in the next sentence. Except in connection with a Resale Shelf Registration Statement contemplated by and pursuant to the Registration Rights Agreement, the legend required for a Rule 144A Note or a Regulation S Note may be removed from a Rule 144A Note or a Regulation S Note if there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Rule 144A Note or a Regulation S Note has been removed from a Rule 144A Note or a Regulation S Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

     The Notes shall bear the following legend (the "Private Placement Legend")
                                                     ------------------------
on the face thereof:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR
                                         --------------
OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S,
(2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 (k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY

PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE
           -----------------------------------
TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT THE PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
(3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     (h) General.  By its acceptance of any Note bearing the Private Placement
         -------
Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     (i) Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes at the Registrar's or co-registrar's request.

     (j) The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, any Definitive Notes (i) during a period beginning at the opening of business 15 days prior to any date fixed for redemption of the Notes, (ii) during a period of 15 calendar days immediately prior to the date fixed for the selection of Notes to be redeemed in part, (iii) during a period of 15 calendar days prior to the Record Date with respect to any Interest Payment Date and (iv) which the holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.

     (k) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, interest, Additional Amounts, if any, or Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     (l) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.7.

     (m) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     (n) Holders of Notes (or holders of interests therein) and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Company upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

     SECTION 2.8  Replacement Notes.  If a mutilated Definitive Note is
                  -----------------
surrendered to the Registrar, if a mutilated Global Note is surrendered to the Company or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Company are met. If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, the Registrar and the Trustee, to protect the Company, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company, the Trustee and Registrar, may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

     SECTION 2.9  Outstanding Notes.  Notes outstanding at any time are all
                  -----------------
the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

     If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest, Additional Amounts, if any and Liquidated Damages, if any, on it cease to accrue.

     If, on a Redemption Date or the Maturity Date, the Paying Agent holds cash in Euro or Euro Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date, then, on and after that date, such Notes cease to be outstanding and interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes cease to accrue.

     SECTION 2.10 Treasury Notes.  In determining whether the Holders of the
                  --------------
required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

     The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate listing Notes owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

     SECTION 2.11 Temporary Notes.  Until permanent Definitive Notes are
                  ---------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of a Company Order in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Company considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a Company Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive Notes.

     SECTION 2.12 Cancellation.  The Company at any time may deliver Notes to
                  ------------
the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation; provided, however, that the Trustee may, but shall not be required to, destroy such canceled Notes. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

     SECTION 2.13 Defaulted Interest.  If the Company defaults in a payment
                  ------------------
of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holder thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same
                            -----------------------------
time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. New York City time on the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION 2.14 CUSIP, ISIN and Common Code Numbers.  The Company in
                  -----------------------------------
issuing the Notes may use a "CUSIP," "ISIN" or "Common Code" number, and if so, the Trustee shall use the CUSIP, ISIN and Common Code number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP, ISIN or Common Code number.

     SECTION 2.15 Deposit of Moneys.  Prior to 10:00 a.m. New York City time
                  -----------------
on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Company in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

     SECTION 2.16 Certain Matters Relating to Global Notes.  Members of, or
                  ----------------------------------------
participants in, the Depositaries ("Agent Members") shall have no rights under
                                    -------------
this Indenture with respect to any Global Note held on their behalf by a Depositary or the Common Depositary as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) The Holder of any Global Note may grant proxies and otherwise authorize any person, including the Depositary and its Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                  ARTICLE III

                                  REDEMPTION
                                  ----------

     SECTION 3.1  Optional Redemption.  The Company may redeem all or any
                  -------------------
portion of the Notes, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article III.

     SECTION 3.2  Notices to Trustee.  If the Company elects to redeem Notes
                  ------------------
pursuant to Paragraphs 8 or 9 of such Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 15 days prior to the giving of the notice contemplated by Section 3.4 (or such shorter period as the Trustee in its sole discretion shall determine). The Company shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.

     SECTION 3.3  Selection of Notes to Be Redeemed.  If less than all of the
                  ---------------------------------
Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Note of
(Euro)1.00 in aggregate principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

     SECTION 3.4  Notice of Redemption.  At least 30 days but not more than
                  --------------------
60 days before a Redemption Date, the Company shall publish in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allegmeine Zeitung) (and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require) or, in the case of Definitive Notes, the Company shall mail to the Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. At the Company's request made at least 45 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items. Each notice for redemption shall identify the Notes to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Prices and the amount of interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to be paid;

     (c) the name and address of the Paying Agent;

     (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any;

     (e) that, unless the Company defaults in making the redemption payment, interest, Additional Amounts, if any, and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

     (f) (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest, Additional Amounts, if any, and Liquidated Damages, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

     (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

     (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

     (i) the CUSIP, ISIN or Common Code number, and that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

     SECTION 3.5  Effect of Notice of Redemption.  Once notice of redemption
                  ------------------------------
is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

     SECTION 3.6  Deposit of Redemption Price.  Prior to 10:00 a.m. New York
                  ---------------------------
City time on the Redemption Date, the Company shall deposit with the Paying Agent cash in Euro sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any cash in Euro so deposited which is not required for that purpose upon the written request of the Company.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, interest, Additional Amounts and Liquidated Damages on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, Additional Amounts, if any, Liquidated Damages, if any, and interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1.

     SECTION 3.7  Notes Redeemed in Part.  Upon surrender and cancellation of
                  ----------------------
a Definitive Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of (Euro)1.00 or an integral multiple thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of (Euro)1.00 or an integral multiple thereof.

                                    ARTICLE IV

                                   COVENANTS
                                   ---------

     SECTION 4.1 Payment of Notes.  (a) The Company shall pay the principal,
                 ----------------
premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds at 10:00 a.m. New York City time on that date money deposited by the Company in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

     (b) The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     SECTION 4.2  Maintenance of Office or Agency.  The Company shall
                  -------------------------------
maintain the offices or agencies (which offices may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under
Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2. The Company hereby initially designates the office of Corporation Services Company, located at Two World Trade Center, Suite 8746, New York, New York, 10048, as its office or agency in the State of New York as required under Section 2.3 hereof. The Company shall maintain or appoint such other paying or transfer agents as may be required by the rules of any stock exchange or trading market on which the Notes may be listed, admitted or eligible for trading from time to time.

     SECTION 4.3  Limitation on Restricted Payments.  The Company will not, and
                  ---------------------------------
will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of any Equity Interest in the Company or any Restricted Subsidiary to the holders thereof, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions payable solely in Equity Interests (other than Redeemable Stock) of the Company, (B) dividends or distributions made only to the Company or a Restricted Subsidiary and (C) pro rata dividends or distributions of Capital Stock of a Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary), (ii) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company, an Unrestricted Subsidiary or a Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary), (iii) make any principal payment or redeem, purchase, repurchase, defease, or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, or maturity, any Indebtedness of the Company that is subordinated in right of payment to the Notes, or (iv) make any Investment, other than a Permitted Investment, in any Person (all such payments or any other actions described in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of, and after giving effect to, the proposed Restricted Payment:

          (A) no Default or Event of Default shall have occurred and be continuing;

          (B) the Company could Incur at least 1.00 of additional Indebtedness under Section 4.4(a); and

          (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date is less than the sum of (1) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section
     4.10 plus (2) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale of its Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Offering) to a Person (other than a Subsidiary of the Company), except to the extent that such Net Cash Proceeds are used (I) to purchase, redeem or otherwise retire Equity Interests or Indebtedness as set forth below in clause (iii) or (iv) of the immediately succeeding paragraph or (II) to Incur Indebtedness pursuant to clause (x) of paragraph (b) of Section 4.4, plus (3) the aggregate amount by which Indebtedness (other than any Indebtedness subordinated in right of payment to the Notes) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date into Equity Interests (other than Redeemable Stock and less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (4) without duplication of any amount included in the calculation of Consolidated Net Income, in the case of repayment of, or return of capital with respect to, any Investment constituting a Restricted Payment (including the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries) made after the Issue Date, an amount equal to the lesser of (x) the repayment of, or the return of capital with respect to, such Investment and (y) the cost of such Investment, in either case less the cost of the disposition of such Investment and net of taxes.

     (b) The foregoing provisions of Section 4.3(a) shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the provisions of this Indenture; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of paragraph Section 4.4(b); (iii) the repurchase, redemption or other acquisition of Equity Interests in the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent offering of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Offering) in the Company to any Person (other than a Subsidiary); (iv) the repurchase, redemption or other acquisition of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent offering of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Offering) in the Company to any Person (other than a Subsidiary); (v) repurchases of Equity Interests of the Company from employees of the Company or any of its Restricted Subsidiaries deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, provided that any payments made pursuant to this clause (v) may not exceed in the aggregate (Euro)5.0 million in any fiscal year of the Company; (vi) Investments in any Person (the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment); provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of (a) (Euro)25.0 million, plus (b) the amount of Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale of its Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Offering) to a Person (other than a Subsidiary of the Company), except to the extent that such Net Cash Proceeds are used (I) to make Restricted Payments pursuant to clause (C)(2) of Section 4.3(a) or clauses (iii) or (iv) of Section 4.3(b) or (II) to Incur Indebtedness pursuant to clause (x) of paragraph (b) of Section 4.4, plus (c) the aggregate amount by which Indebtedness (other than any Indebtedness subordinated in right of payment to the Notes) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date into Equity Interests (other than Redeemable Stock and less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and (vii) Investments acquired in exchange for Capital Stock (other than Redeemable Stock) of the Company; provided that, in the case of clauses (ii) through (vii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than the Restricted Payments referred to in clauses (ii) and (vii) thereof and the Net Cash Proceeds from any issuance of Equity Interests referred to in clauses (iii) and (iv) thereof) shall be included in calculating whether the conditions of clause (C) of Section 4.3(a) have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Offering) of the Company are used for the redemption, repurchase or other acquisition of the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of Section 4.3(a) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of the Notes.

     (c) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, which calculations may be based upon the Company's latest available financial statements. The Trustee shall have no duty to recompute or recalculate or verify the accuracy of the information set forth in such Officers' Certificate.

     SECTION 4.4  Limitation on Indebtedness.  The Company will not, and will
                  --------------------------
not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time, or would occur as a consequence of the Incurrence of any such Indebtedness, the Company may Incur Indebtedness if immediately thereafter the ratio of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date to (ii) the pro forma Consolidated Cash Flow for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than or equal to 6.0 to 1.

     (b) Notwithstanding the foregoing, (except for Indebtedness under subsection (vii) below) the Company and (except for Indebtedness under subsections (v), (vi), (x) and (xii) below) any Restricted Subsidiary may Incur each and all of the following:

         (i) Indebtedness (other than Acquired Indebtedness) in an aggregate principal amount at any one time outstanding not to exceed (Euro)100.0 million Incurred to finance the cost (provided that such Indebtedness is Incurred at any time on or before, or within 90 days following, the incurrence of such cost) (including the cost of design, development, construction, acquisition, transportation, installation or integration) of equipment, inventory or network assets used in the Permitted Business or Equity Interests of (A) a Restricted Subsidiary that owns principally such assets from a Person other than the Company or a Restricted Subsidiary of the Company or (B) any Person that is principally engaged in the Permitted Business, that would become a Restricted Subsidiary and owns principally such assets; provided that (x) any such Indebtedness of a Restricted Subsidiary must be Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of the equipment, inventory or network assets acquired with the proceeds of such Indebtedness, (y) the amount of such Indebtedness of the Company or any Restricted Subsidiary may not exceed the Fair Market Value of the assets so acquired and (z) the amount of any such Indebtedness permitted to be Incurred to acquire Equity Interests pursuant to clauses (A) or (B) shall be reduced by the amount of any Acquired Indebtedness Incurred in such acquisition;

         (ii) Indebtedness of any Restricted Subsidiary owing to and held by the Company, Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of any Restricted Subsidiary owing to and held by any other Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness not permitted by this clause (ii); and provided, further, that Indebtedness of the Company owing to and held by a Restricted Subsidiary must be unsecured and subordinated in right of payment to the Notes;

         (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of the Company or a Restricted Subsidiary, other than Indebtedness Incurred under clauses (ii), (iv), (vii), (viii), (x) and (xii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced or refunded is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced or refunded is subordinated to the Notes, (C) the Stated Maturity of such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, is no earlier than the Stated Maturity of the Indebtedness being refinanced or refunded and (D) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced or refunded by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

         (iv) Indebtedness (A) in respect of performance, surety or appeal bonds or letters of credit supporting Trade Payables, in each case provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect the Company or the Restricted Subsidiary, as the case may be, against fluctuations in foreign currency exchange rates or interest rates and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, bankers' acceptances, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred for the purpose of financing such acquisition by the Person acquiring all or any portion of such business, assets or Restricted Subsidiary), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

         (v) Indebtedness, to the extent that the net proceeds thereof are promptly (A) used to repurchase Notes tendered in a Change of Control Offer or (B) deposited to defease all of the Notes as described in Sections 8.1,
     8.2 and 8.3;

         (vi)   Indebtedness of the Company represented by the Notes;

         (vii) Indebtedness represented by a Guarantee of the Notes and Guarantees of other Indebtedness of the Company by a Restricted Subsidiary in each case permitted by and made in accordance with Section 4.17;

         (viii) Indebtedness under one or more Credit Facilities (which shall be in addition to any such Indebtedness incurred under one or more Credit Facilities under clause (b)(i) above) in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) (Euro)50.0 million and (y) 80.0% of Eligible Accounts Receivable at such time;

         (ix) Acquired Indebtedness; provided that the aggregate amount of such Acquired Indebtedness of the Person that is to become a Restricted Subsidiary, or to be merged or consolidated with or into the Company or any Restricted Subsidiary in the contemplated transaction, or to be assumed by the Company or a Restricted Subsidiary in connection with an Asset Acquisition, outstanding at the time of such transaction does not exceed the Fair Market Value of the equipment, inventory, network assets and Cash Equivalents of any Restricted Subsidiary so acquired or that are acquired in such Asset Acquisition, as the case may be;

         (x) Indebtedness of the Company not to exceed, at any one time outstanding, the sum of (A) 2.00 times the Net Cash Proceeds received from the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Offering) of the Company, less (I) the amount of such proceeds used to make Restricted Payments as provided in clause (C)(2) of subsection 4.3(a) or clauses (iii) or (iv) of the first paragraph of subsection 4.3(b) and (II) if such proceeds are used to consummate a transaction pursuant to which the Company Incurs Acquired Indebtedness, one-half of the amount of such Acquired Indebtedness so Incurred and (B) the Fair Market Value of any Permitted Assets acquired by the Company in exchange for Equity Interests of the Company issued after the Issue Date; provided, however, that in determining the Fair Market Value of any such Permitted Assets so acquired, if the estimated Fair Market Value of such Permitted Assets exceeds (x) (Euro)2.0 million, then the Fair Market Value of such Permitted Assets will be determined by a majority of the Board of Directors, which determination will be evidenced by a resolution thereof, and (y) (Euro)10.0 million, then the Company will deliver to the Trustee a written appraisal as to the fair market value of such Permitted Assets prepared by an internationally recognized investment banking or public accounting firm (or, if no such investment banking or public accounting firm is qualified to prepare such an appraisal, by an internationally recognized appraisal firm); and provided further that such Indebtedness (other than the Indebtedness Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of assets, property or services acquired with the proceeds of such Indebtedness) does not mature prior to the Stated Maturity of the Notes and the Weighted Average Life to Maturity of such Indebtedness is longer than that of the Notes;

         (xi)   Indebtedness outstanding as of the Issue Date; and

         (xii) Unsecured Indebtedness of the Company (in addition to Indebtedness permitted under clauses (i) through (xi) above) in an aggregate principal amount outstanding at any one time not to exceed
     (Euro)200.0 million.

     (c) For purposes of determining any particular amount of Indebtedness under subsection 4.4, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of Section 4.17. For purposes of determining compliance with this Section 4.4, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in subsection 4.4(b), the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the principal amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with US GAAP.

     (d) For purposes of determining compliance with any Euro-denominated restriction on the Incurrence of Indebtedness, the Euro-equivalent principal amount of Indebtedness denominated in a non-Euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a non-Euro currency, and such refinancing would cause the applicable Euro-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Euro-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

     SECTION 4.5  Corporate Existence.  Except as otherwise permitted by
                  -------------------
Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory) of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

     SECTION 4.6  Payment of Taxes and Other Claims.  The Company shall pay
                  ---------------------------------
or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

     SECTION 4.7  Maintenance of Properties and Insurance.  The Company shall
                  ---------------------------------------
cause all material properties owned by or leased by it or any of its Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.7 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

     (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size.

     SECTION 4.8  Compliance Certificate; Notice of Default.  The Company shall
                  -----------------------------------------
deliver to the Trustee, within 90 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. The Company shall notify the Trustee of any default or defaults in the performance of any covenants or agreements under this Indenture within five Business Days of becoming aware of any such default.

     (b) The annual financial statements delivered pursuant to Section 4.10 shall include, so long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a written report of the Company's independent accountants (who shall be a firm of established international reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles IV, V or VI of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall deliver to the Trustee, within five Business Days, upon any officer becoming aware of any Default or any default or event of default under any document, instrument or agreement representing Indebtedness of the Company, an Officers' Certificate specifying the Default or such default or event of default and describing its status with particularity.

     SECTION 4.9  Compliance with Laws.  The Company shall comply, and shall
                  --------------------
cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders of the relevant jurisdiction in which they are incorporated and/or in which they carry on business, all political subdivisions thereof, and of any relevant governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

     SECTION 4.10 Reports.  The Company will file on a timely basis with the
                  -------
Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, (i) all annual and quarterly financial statements and other financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q (which financial statements shall be prepared in accordance with US GAAP), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K, in each case, if the Company had a class of securities registered under the Exchange Act, whether or not the Company has such a class of securities registered under the Exchange Act. Such quarterly financial information shall be filed with the Commission within 45 days following the end of each fiscal quarter of the Company, and such annual financial information shall be furnished within 90 days following the end of each fiscal year of the Company. Such annual financial information shall include the geographic segment financial information required to be disclosed by the Company under Item 101(d) of Regulation S-K under the Securities Act. The Company shall also (a) file with the Trustee, and provide to each holder, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, supply, at the Company's cost, copies of such reports and documents to any prospective holder promptly upon request. In addition, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall require, copies of all reports and information described above will be available in such places and during such times as such rules or regulations may require.

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     (c) Such reports shall be delivered to the Registrar and the Registrar will mail them at the Company's expense to the Holders at their addresses appearing in the register of Notes maintained by the Registrar if so requested by the Holders in writing.

     (d) Upon qualification of this Indenture with the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

     SECTION 4.11 Waiver of Stay; Extension or Usury Laws.  The Company
                  ---------------------------------------
covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.12 Limitation on Transactions with Shareholders and Affiliates.
                  -----------------------------------------------------------
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any direct or indirect holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than could reasonably be obtained in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate, (ii) if such transaction or series of transactions involves aggregate consideration in excess of 2.5 million, the Company shall have delivered to the Trustee a resolution set forth in an Officers' Certificate adopted by a majority of the Board of Directors, including a majority of the independent, disinterested directors, approving such transaction or series of transactions, and certifying that such transaction or series of transactions comply with clause (i) above and (iii) if such transaction or series of transactions involves aggregate consideration in excess of 7.5 million, the Company shall have delivered to the Trustee a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view from an internationally recognized investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an internationally recognized appraisal firm or accounting firm).

     (b) The foregoing limitation does not limit and will not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;
(iii) the payment of dividends, distributions or other amounts by the Company or any Restricted Subsidiary permitted by Section 4.3; (iv) issuances of Equity Interests (other than Redeemable Stock) on terms consistent with the requirements of clause (i) of the preceding paragraph; and (v) any payments or other transactions pursuant to tax-sharing agreements between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes.

     SECTION 4.13  Limitation on Dividend and Other Payment Restrictions
                   -----------------------------------------------------
Affecting Restricted Subsidiaries.  (a) The Company will not, and will not
---------------------------------
permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     (b) The foregoing provisions shall not prohibit any encumbrances or restrictions: (i) existing under or by reason of any agreement in effect on the Issue Date, and any amendments, supplements, extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such amendments, supplements, extensions, refinancings, renewals or replacements are no more restrictive than those encumbrances or restrictions that are then in effect and that are being amended, supplemented, extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Restricted Subsidiary acquired by the Company or any Restricted Subsidiary after the Issue Date, or the property or assets of such Restricted Subsidiary, and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of subsection 4.13(a), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock in, or property and assets of, such Restricted Subsidiary; provided that such restriction shall terminate if such transaction is abandoned or if such transaction is not consummated within six months of the date such agreement was entered into; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by the Board of Directors) and (C) the Board of Directors determines that any such encumbrance or restriction will not materially affect the Company's ability to make payments of principal or interest on the Notes.


     (c) Nothing contained in this Section 4.13 shall prevent the Company or any Restricted Subsidiary from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.14 that limit the right of the debtor to dispose of the assets securing such Indebtedness.


     SECTION 4.14  Limitation on Liens.  The Company will not, and will not
                   -------------------
permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Senior Subordinated Indebtedness or Subordinated Obligations on any asset or property of the Company or any Restricted Subsidiary without making effective provisions for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior
to) the obligation or liability secured by such Lien; provided that any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes.

     SECTION 4.15  Change of Control. (a) Upon the occurrence of a Change of
                   -----------------
Control, the Company will make an offer to purchase all or any part (equal to (Euro)1.00 in principal amount and integral multiples thereof) of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus, in either case, accrued and unpaid interest thereon to the date of repurchase, plus Additional Amounts, if any, and Liquidated Damages, if any, to the date of repurchase (and in the case of Definitive Notes, subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date and Additional Amounts, if any, in respect thereof). Within 30 days following any Change of Control, the Company will publish notice of such Change of Control Offer in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require) or, in the case of Definitive Notes, mail a notice to each Holder (and if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, publish notice in a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require), with a copy to the Trustee, with the following information: (i) a Change of Control Offer is being made pursuant to Section 4.15 and all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment; (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is published, or where relevant, mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date"); (iii) any Note not properly tendered will remain outstanding and continue to accrue interest and Liquidated Damages, if any; (iv) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Liquidated Damages, if any, on the Change of Control Payment Date; (v) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent and at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last Business Day of the offer period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and (vii) Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the principal amount of the Notes surrendered, which unpurchased portion must be equal to (Euro)1.00 in principal amount or an integral multiple thereof.


     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which a Change of Control Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations contained in this Indenture by virtue thereof. The provisions relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of

Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.


     (b) On the Change of Control Payment Date, the Company will, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent will promptly either
(x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Definitive Notes, mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to the Holder of the Global Notes a new Global Note or Notes or, in the case of Definitive Notes, mail to each Holder a new Definitive Note, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Definitive Note and Global Note will be in a principal amount of (Euro)1.00 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


     SECTION 4.16 Limitation on Asset Sales. The Company will not, and will not
                  -------------------------
permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or disposed of and (ii) at least 75% of the consideration received for such Asset Sale consists of cash or Cash Equivalents or Replacement Assets or the assumption of Indebtedness which ranks equal in right of payment with the Notes.


     (b) The Company shall, or shall cause the relevant Restricted Subsidiary to, apply the Net Cash Proceeds from an Asset Sale within 360 days of the receipt thereof to (A) permanently prepay, repay or purchase Senior Indebtedness of the Company or Senior Subordinated Indebtedness of the Company or Indebtedness of any Restricted Subsidiary providing a Guarantee pursuant to
Section 4.17 or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, and elect to permanently reduce the commitments thereunder by the amount of such Indebtedness prepaid, repaid or purchased, (B) invest in Replacement Assets or
(C) in any combination of prepayment, repayment, purchase and reinvestment permitted by the foregoing clauses (A) and (B).

     Any Net Cash Proceeds from such Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this subsection will be deemed to constitute "Excess Proceeds." If at any time the aggregate amount of Excess Proceeds exceeds (Euro)5.0 million, the Company shall, within 15 Business Days thereafter, make an offer (an "Asset Sale Offer") to all Holders and to the extent required by the terms thereof, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Sale ("Pari Passu Notes") to purchase on a pro rata basis the maximum principal amount of Notes and the maximum principal amount (or accreted value, as the case may be) of any such Pari Passu Notes to which the Asset Sale Offer applies, that is an integral multiple of (Euro)1,000 (or $1,000, as the case may be) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount or accreted value, as the case may be, thereof, plus accrued and unpaid interest thereon plus Additional Amounts and Liquidated Damages, if any, to the date fixed for the closing of such offer (and, in the case of Definitive Notes, subject to the right of a Holder of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), in accordance with the procedures set forth in this Indenture or agreements governing the Pari Passu Notes, as applicable. The Company will commence an Asset Sale Offer by publishing and mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and Pari Passu Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, subject to applicable law, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate or principal amount of Notes and accreted value or principal amount of Pari Passu Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the selection of such Notes and Pari Passu Notes for purchase will be made by the Trustee in the same manner as the Notes are redeemed, as provided in Section 3.1. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.


     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five
                                           ------------
Business Days after the termination of the Offer Period (the "Purchase Date"),
                                                              -------------
the Company shall purchase the maximum principal amount of Notes that may be purchased with such Excess Proceeds (or such pro rata portion) (which maximum principal amount of Notes shall be the "Offer Amount") or, if less than the
                                        ------------
Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

     If the Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid in the case of a Global Note, to the Holder thereof or, in the case of a Definitive Note, to the Person in whose name such Definitive Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders with respect to Notes tendered pursuant to the Asset Sale Offer.

     At least 30 days but not more than 60 days before a Purchase Date, the Company shall publish in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules of such stock exchange or trading market shall so require, a newspaper having a general circulation in the locations which the stock exchange or trading market requires or, in the case of Definitive Notes, such notice shall be provided to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar with a copy of such notice to the Trustee (and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules of such stock exchange or trading market shall so require, by publication in a newspaper having a general circulation in which stock exchange or trading market requires)). The notice shall contain all instructions and materials (or instructions on how to obtain instructions and materials) necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

        (A) that the Asset Sale Offer is being made pursuant to this Section
     4.16 and the length of time the Asset Sale Offer shall remain open;

        (B) the Offer Amount (including the amount of accrued and unpaid interest, if any), the purchase price and the Purchase Date;

        (C) that any Note or portion thereof not tendered or accepted for payment shall continue to accrue interest, Additional Amounts, if any, and Liquidated Damages, if any, in accordance with the terms thereof;

        (D) that, unless the Company defaults in making payment therefor, any Note or portion thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest, Additional Amounts, if any, and Liquidated Damages, if any, after the Purchase Date;

        (E) (1) if any Global Note is being purchased in part, the portion of the principal amount of such Note to be purchased and that, after the Purchase Date, interest, Additional Amounts, if any, and Liquidated Damages, if any, shall cease to accrue on the portion to be purchased, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion, will be returned and (2) if a Definitive Note may be purchased in part, that, after the Purchase Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unpurchased portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

        (F) that Holders electing to have a Note or portion thereof purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

        (G) that, subject to applicable law, Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the second Business Day before the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or portion thereof the Holder delivered for purchase, the Note certificate number and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased;

        (H) that, if the aggregate principal amount of Notes tendered by Holders, together with the aggregate principal amount or accreted value, as the case may be, of any Pari Passu Notes, tendered by Holders exceeds the Offer Amount, the selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed or such exchange prescribes no method of selection, subject to applicable law, on a pro rata basis by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Notes of (Euro)1.00 or less shall be purchased in part; provided further, that, subject to applicable law, in the event of partial purchase by lot, the particular Notes to be purchased shall be selected, unless otherwise provided herein, by the Registrar or Trustee from the outstanding Notes not previously called for purchase; and

        (I) the instructions that Holders must follow to tender their Notes.

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered together with any Pari Passu Notes, all Notes or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.16. On the Purchase Date, the Paying Agent shall promptly cause the principal amount of any Global Note so tendered to be adjusted on Schedule A thereof to be equal to any unpurchased portion of such Global Note which unpurchased portion must be equal to (Euro)1.00 in principal amount or an integral multiple thereof, and shall promptly authenticate and mail or deliver to each tendering Holder of a Definitive Note, a new Definitive Note or Notes equal in principal amount to any unpurchased portion of the Definitive Note surrendered which unpurchased portion must be equal to (Euro)1.00 in principal amount or an integral multiple thereof. The depositary, the Paying Agent or the Company, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the Offer Amount of the Notes tendered by such Holder and accepted by the Company for purchase. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer not later than the second Business Day following the Purchase Date.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which an Asset Sale Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereunder, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

     SECTION 4.17  Limitation on Issuance of Guarantees of Indebtedness by
                   -------------------------------------------------------
Restricted Subsidiaries. (a) The Company shall not permit any Restricted
-----------------------
Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of all of the Company's obligations under the Notes and this Indenture on terms substantially similar to the guarantee of such Indebtedness, except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that any Restricted Subsidiary may guarantee Senior Indebtedness of the Company, including Indebtedness under a Credit Facility if such Indebtedness is Incurred in accordance with Section 4.4; and provided further that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

     (b) Notwithstanding the foregoing subsection (a), any Guarantee of all of the Company's obligations under the Notes and this Indenture by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

     SECTION 4.18  Business of the Company; Restriction on Transfers of
                    ----------------------------------------------------
Existing Business.  The Company will not, and will not permit any Restricted
-----------------
Subsidiary to, be principally engaged in any business or activity other than a Permitted Business. In addition, the Company and any Restricted Subsidiary will not be permitted, directly or indirectly, to transfer to any Unrestricted Subsidiary (i) any of the licenses, permits or authorizations used in the Permitted Business of the Company or any Restricted Subsidiary or (ii) any material portion of the "property and equipment" (as such term is used in the Company's consolidated financial statements) of the Company or any Restricted Subsidiary used in the licensed service areas of the Company or any Restricted Subsidiary.

     SECTION 4.19  Limitation on the Issuance and Sale of Capital Stock of
                   -------------------------------------------------------
Restricted Subsidiaries.  The Company will not, and will not permit any
-----------------------
Restricted Subsidiary, directly or indirectly, to issue, transfer, convey, sell, lease or otherwise dispose of any shares of Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) of such Restricted Subsidiary or any other Restricted Subsidiary to any Person (other than (i) to the Company or a Wholly Owned Restricted Subsidiary and (ii) issuances of director's qualifying shares of Capital Stock of foreign Restricted Subsidiaries, in each case, to the extent required by applicable law), unless
(A) the Net Cash Proceeds from such issuance, transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section 4.16, (B) immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and (C) any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under
Section 4.3 if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition (valued as provided in the definition of "Investment" in Section 1.1).

     SECTION 4.20  Additional Amounts.  At least 10 days prior to the first
                   ------------------
date on which payment of principal, premium, if any, or interest on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.20, the Company will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether such payment of principal, premium, if any, or interest on the Notes (whether or not in the form of Definitive Notes) shall be made to the Holders without withholding for or on account of any present or future tax, duty, assessment or other governmental charges of whatever nature (collectively "Taxes") imposed or levied by or on
                                          -----
behalf of The Federal Republic of Germany or any jurisdiction in which the Company or any Successor Company is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such
 ----------------------------
Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, redemption price, interest or premium, then such Officers' Certificate shall specify the amount, if any, required to be withheld on such payments to such Holders and the Company will pay to the Trustee or the Paying Agent the additional amounts pursuant to paragraph 3 of the Notes (the "Additional Amounts") and, if paid to a Paying Agent other than
                ------------------
the Trustee, shall provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the Holders upon request. The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.20.

     SECTION 4.21  Payment of Non-Income Taxes and Similar Charges.  The
                   -----------------------------------------------
Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of The Federal Republic of Germany, the United States of America, or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

     SECTION 4.22  Limitation on Layering.  Notwithstanding the provisions of
                   ----------------------
Section 4.4, the Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in right of payment in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness.

     SECTION 4.23  Limitation on Investment Company Activities.  The Company
                   -------------------------------------------
will not, and will not permit any of its Restricted Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")),
                                                     ----------------------
or otherwise to become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

                                  ARTICLE V

                             SUCCESSOR CORPORATION
                             ---------------------


     SECTION 5.1  Consolidation, Merger, and Sale of Assets.  The Company
                  -----------------------------------------
will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any Person or permit any Person to merge with or into the Company and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless: (i) the Company will be the continuing Person, or the Person (if other than the Company) (the "Successor Company") formed by such consolidation or into
                        -----------------
which the Company is merged or that acquired or leased such property and assets of the Company will be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company with respect to the Notes and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least
(Euro)1.00 of Indebtedness under subsection 4.4(a); (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Indenture; and (vi) the Company shall have delivered to the Trustee an opinion of tax counsel reasonably acceptable to the Trustee stating that (A) Holders will not recognize income, gain or loss for U.S. federal or German income tax purposes as a result of such transaction, (B) any payment of principal, redemption price or purchase price of, premium (if any) and interest on the Notes by the Company to a Holder after the consolidation, merger, conveyance, transfer or lease of assets will be exempt from any Taxes and (C) no other taxes on income (including taxable capital gains) will be payable under the tax laws of the Relevant Taxing Jurisdiction by a Holder who is or who is deemed to be a non-resident of the Relevant Taxing Jurisdiction in respect of the acquisition, ownership or disposition of the Notes, including the receipt of principal of, premium and interest paid pursuant to such Notes.

     SECTION 5.2  Successor Corporation Substituted. Upon any such
                  ---------------------------------
consolidation, merger, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.1, the Successor Company will succeed to, and be substituted for every duty and obligation of, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.


                                  ARTICLE VI

                             DEFAULT AND REMEDIES
                             --------------------

     SECTION 6.1  Events of Default.  Wherever used herein with respect to
                  -----------------
any series of the Notes, "Event of Default" means any one of the following events which shall have occurred and be continuing:

        (a) a default for 30 days or more in the payment when due of interest on the Notes or Additional Amounts, if any, or Liquidated Damages, if any, with respect to the Notes;

        (b) a default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

        (c) a default in the payment of principal or interest on Notes required to be purchased pursuant to an Asset Sale Offer as described under Section
     4.16 or pursuant to a Change of Control Offer as described under Section 4.15;

        (d) a failure to perform or comply with the provisions described in
     Article V;

        (e) a default in the performance of or breach of any other covenant or agreement of the Company in this Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

        (f) a default occurs on any other Indebtedness of the Company or any Restricted Subsidiary if (i) either (x) such default is a failure to pay principal of such Indebtedness when due after any applicable grace period or (y) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its scheduled maturity and such default has not been cured within the shorter of 30 days and the applicable grace period, and such acceleration has not been rescinded and (ii) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company and its Restricted Subsidiaries that is also in default as to principal, or the maturity of which has also been accelerated, aggregates (Euro)5.0 million or more;

        (g) failure to pay final judgments and orders against the Company or any Restricted Subsidiary (not covered by insurance) aggregating in excess of
     (Euro)5.0 million (treating any deductibles, self-insurance or retention as not so covered), which final judgments remain unpaid, undischarged and unstayed for a period in excess of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed (Euro)5.0 million;

        (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

        (i) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

     SECTION 6.2  Acceleration.  If an Event of Default (other than an Event
                  ------------
of Default specified in Sections 6.1(h) or (i)) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may declare the premium, if any, interest and other monetary obligations (including Additional Amounts, if any, and Liquidated Damages, if any) on all the then outstanding Notes to be immediately due and payable. Upon such a declaration, such premium, if any, interest and other monetary obligations on the Notes shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in subsection 6.1(f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to subsection 6.1(f) shall be remedied or cured by the Company and/or the relevant Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in subsections 6.1(h) or (i) above occurs, the premium, if any, accrued interest and other monetary obligations on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.

     SECTION 6.3  Other Remedies.  If an Event of Default occurs and is
                  --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     SECTION 6.4  The Trustee May Enforce Claims Without Possession of
                  ----------------------------------------------------
Securities.  All rights of action and claims under this Indenture or the Notes
----------
may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

     SECTION 6.5  Rights and Remedies Cumulative.  Except as otherwise
                  ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

     SECTION 6.6  Delay or Omission Not Waiver.  No delay or omission of the
                  ----------------------------
Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

     SECTION 6.7  Waiver of Past Defaults.  Subject to Sections 6.10 and 9.2,
                  -----------------------
at any time after a declaration of acceleration with respect to the Notes as described in Section 6.1, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest and other monetary obligations on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such waiver shall not excuse a continuing Event of Default in the payment of interest, premium, if any, principal, Additional Amounts, if any, or Liquidated Damages, if any, on such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders. In the event of any Event of Default specified in subsection 6.1(f), such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

     SECTION 6.8  Control by Majority.  Subject to Section 2.10, the Holders
                  -------------------
of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder of Notes, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.9  Limitation on Suits.  A Holder of Notes may not pursue any
                  -------------------
remedy with respect to this Indenture or the Notes unless:

        (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

        (ii) the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

        (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (iv) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (v) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.10  Rights of Holders To Receive Payment.  Notwithstanding any
                   ------------------------------------
other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.11  Collection Suit by Trustee.  If an Event of Default in
                   --------------------------
payment of principal, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, specified in subsection 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of or principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     SECTION 6.12  Trustee May File Proofs of Claim.  The Trustee may file
                   --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     SECTION 6.13  Priorities.  If the Trustee collects any money or property
                   ----------
pursuant to this Article VI, it shall pay out the money or property in the following order:

          First: to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, respectively; and

          Third: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.13.

     SECTION 6.14  Restoration of Rights and Remedies.  If the Trustee or any
                   ----------------------------------
Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

     SECTION 6.15  Undertaking for Costs.  In any suit for the enforcement of
                   ---------------------
any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 6.16  Compliance Certificate; Notices of Default.  The Company is
                   ------------------------------------------
required to deliver to the Trustee annually a statement, in the form of an Officers' Certificate, regarding compliance with this Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Company, to deliver to the Trustee a statement, in the form of an Officers' Certificate, specifying such Default or Event of Default.

                                  ARTICLE VII

                                    TRUSTEE
                                    -------

     SECTION 7.1  Duties of Trustee. (a) If an Event of Default actually known
                  -----------------
to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (i) The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

          (ii) In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of subsection (b) of this Section 7.1.

          (ii) Neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a),
(b), (c) and (d) of this Section 7.1.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and, upon qualification of this Indenture under the TIA, the TIA.

     SECTION 7.2  Rights of Trustee.  Subject to Section 7.1:
                  -----------------

        (a) The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by the Trustee or such Agent to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or Agent, as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney and neither the Trustee nor any Agent shall incur any liability or additional liability of any kind by reason of such inquiry or investigation. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee's Corporate Trust Administration has actual knowledge thereof or unless written notice thereof is received by the Trustee, Attention: Corporate Trust Administration, and such notice references the Notes generally, the Company or this Indenture;

     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate or Company Order and any resolution of the Board of Directors, as the case may be, may be sufficiently evidenced by a Board Resolution;

     (c) Before the Trustee and any Agent acts or refrains from acting, the Trustee or such Agent may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 12.4 and
12.5. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (d) The Trustee and any Agent may act through its respective attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (f) The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (g) Subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

     (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder or in connection with the transactions contemplated hereby.

     SECTION 7.3  Individual Rights of Trustee.  The Trustee in its individual
                  ----------------------------
or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.4  Trustee's Disclaimer.  The Trustee and the Agents shall
                  --------------------
not be responsible for and make no representation as to the validity, effectiveness or adequacy of this Indenture or the Notes; the Trustee and the Agents shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company or upon the Company's direction under any provision hereof; the Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and the Trustee and the Agents shall not be responsible for any statement or recital herein of the Company, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

     SECTION 7.5  Notice of Default.  If an Event of Default occurs and is
                  -----------------
continuing and a Trust Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Asset Sale Purchase Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

     SECTION 7.6  Report by Trustee to Holders.  This Section 7.6 shall not
                  ----------------------------
be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.6 were not contained herein.

     Within 60 days after each July 15 beginning with July 15, 2000, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee if subsequent to the date hereof the Notes become listed on any securities exchange or of any delisting thereof.

     SECTION 7.7   Compensation and Indemnity.  The Company shall pay to the
                   --------------------------
Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Agents upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee's or any Agent's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and Agents' accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

      The Company shall indemnify each of the Trustee, any predecessor Trustee and the Agents for, and hold them harmless against, any and all loss, damage, claim, expense or liability including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without negligence, willful misconduct or bad faith on its part in connection with the acceptance or administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees and expenses of defending itself against any claim or liability arising hereunder. The Trustee and the Agents shall notify the Company promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Company's expense. The Trustee or such Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or such Agent as a result of the violation of this Indenture by the Trustee or such Agent if such violation arose from the Trustee's or such Agent's negligence or bad faith.

     When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in subsection 6.1(h) or (i), the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.7 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

     The provisions of this Section 7.7 shall survive the termination of this Indenture.

     SECTION 7.8   Replacement of Trustee.  The Trustee may resign at any time
                   ----------------------
by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this section. The Company may remove the Trustee if:

          (i)   the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting with respect to its duties hereunder.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee and the Company shall pay to any replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

     SECTION 7.9   Successor Trustee by Merger, etc. If the Trustee
                   ---------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     SECTION 7.10  Corporate Trustee Required; Eligibility.  There shall be at
                   ---------------------------------------
all times a Trustee hereunder which shall be eligible to act as Trustee under the TIA and shall have a combined capital and surplus of at least $50,000,000 and have its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority within the United States of America, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 7.11  Disqualification; Conflicting Interests.  If the Trustee
                   ---------------------------------------
has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

     SECTION 7.12  Preferential Collection of Claims Against Company.  The
                   -------------------------------------------------
Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE VIII

                    SATISFACTION AND DISCHARGE OF INDENTURE
                    ---------------------------------------

     SECTION 8.1   Option to Effect Legal Defeasance or Covenant Defeasance.
                   --------------------------------------------------------
The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

     SECTION 8.2   Legal Defeasance and Discharge.  Upon the Company's
                   ------------------------------
exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For
                                                        ----------------
this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the Obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes when such payments are due or on the Redemption Date solely out of the trust created pursuant to this Indenture; (b) the Company's obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) this Article VIII and the obligations set forth in Section 8.6 hereof.

     Subject to compliance with this Article VIII, the Company may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under
Section 8.3 with respect to the Notes.

     SECTION 8.3   Covenant Defeasance.  Upon the Company's exercise under
                   -------------------
Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from any obligations under the covenants contained in Sections 4.3, 4.4, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.22, 4.23 and 5.1
hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"),
                                                        -------------------
and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default under subsection 6.1(e), nor shall any event referred to in subsection 6.1(f) or (g) thereafter constitute a Default or Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     SECTION 8.4   Conditions to Legal or Covenant Defeasance.  The following
                   ------------------------------------------
shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes:

          (i) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in Euro, Euro Government Securities or a combination thereof in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the outstanding Notes on the stated maturity date or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the outstanding Notes;

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) an Opinion of Counsel in The Federal Republic of Germany reasonably acceptable to the Trustee to the effect that (1) Holders will not recognize income, gain or loss for German income tax purposes as a result of such Legal Defeasance and will be subject to German income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the German government or any political subdivision thereof or therein having the power to tax;

          (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) an Opinion of Counsel in The Federal Republic of Germany reasonably acceptable to the Trustee to the effect that (1) Holders will not recognize income, gain or loss for German income tax purposes as a result of such Covenant Defeasance and will be subject to German income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the German government or any political subdivision thereof or therein having the power to tax;

          (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;

          (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound;

          (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable German law or U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

     SECTION 8.5  Satisfaction and Discharge of Indenture.  This Indenture
                  ---------------------------------------
will be discharged and will cease to be of further effect as to all Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or (ii) (A) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the date of maturity or redemption; (B) no Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (C) the Company has paid, or caused to be paid, all sums payable by it under this Indenture; and (D) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     SECTION 8.6  Survival of Certain Obligations.  Notwithstanding the
                  -------------------------------
satisfaction and discharge of this Indenture and of the Notes referred to in
Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 2.11, 2.12, 2.13,
2.14, 4.1, 4.2, 4.5, 4.21, 6.10, Article VII, 8.7, 8.8, 8.9 and 8.10 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.7, 8.8, 8.9 and
8.10 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

     SECTION 8.7  Acknowledgment of Discharge by Trustee.  Subject to Section
                  --------------------------------------
8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Company's obligations under this Indenture except for those surviving obligations specified in this Article VIII.

     SECTION 8.8  Application of Trust Moneys.  All cash in Euro and Euro
                  ---------------------------
Government Securities deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Euro Government Securities deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     SECTION 8.9  Repayment to the Company; Unclaimed Money.  The Trustee and
                  -----------------------------------------
any Paying Agent shall promptly pay or return to the Company upon Company Order any cash or Euro Government Securities held by them at any time that are not required for the payment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes for which cash or Euro Government Securities have been deposited pursuant to Section
8.4 or 8.5.

     Any money held by the Trustee or any Paying Agent under this Article, in trust for the payment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, has become due and payable shall be paid to the Company upon Company Order or if then held by the Company shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company give notice to the Holders or cause to be published notice once, in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market, in a newspaper having a general circulation in the locations which such stock exchange or trading market requires) or in the case of Definitive Notes, such notice shall be made by first-class mail to Holders, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules of such stock exchange or trading market shall so require, by publication in a newspaper having a general circulation in the locations which such stock exchange or trading market requires), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 8.10   Reinstatement.  If the Trustee or Paying Agent is unable to
                    -------------
apply any cash or Euro Government Securities, as applicable, in accordance with
Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash or Euro Government Securities in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Company has made any payment of interest on, premium, if any, principal, Additional Amounts, if any, and Liquidated Damages, if any, of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Euro Government Securities, as applicable, held by the Trustee or Paying Agent.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
                      -----------------------------------

     SECTION 9.1   Without Consent of Holders of Notes.  Notwithstanding
                   -----------------------------------
Section 9.2 hereof, the Company and the Trustee together may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, or to provide for additional forms of global Notes containing transfer and other restrictions and which comply with applicable U.S. securities and other laws,
(iii) to comply with the covenant relating to mergers, consolidations and sales of assets, (iv) to provide for the assumption of the Company's obligations to Holders of such Notes, (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, (vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, or (vii) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amendment or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

     SECTION 9.2  With Consent of Holders of Notes.  The Company and the
                  --------------------------------
Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder of Notes): (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default in the payment of principal of, or premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration with respect to the Notes) or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all Holders, (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of, premium, interest, Additional Amounts, if any, or Liquidated Damages, if any, on, such Notes, (vii) make any change in the amendment and waiver provisions contained in this Indenture,
(viii) make any change in paragraph 3 of the Notes that adversely affects the rights of any Holder of the Notes, (ix) amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any Taxes or an exemption from any obligation to withhold or deduct Taxes unless the Company agrees to pay Additional Amounts, if any, in respect thereof, (x) impair the right of any Holder of the Notes to receive payment of principal of, interest and Liquidated Damages, if any, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes.

     Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

     SECTION 9.3  Compliance with TIA.  From the date on which this Indenture
                  -------------------
is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 9.4  Revocation and Effect of Consents.  Until an amendment,
                  ---------------------------------
supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.
However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

     The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to
Section 2.5 or (ii) such other date as the Company shall designate.

     SECTION 9.5  Notation on or Exchange of Notes.  The Trustee may place an
                  --------------------------------
appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.6  Trustee to Sign Amendments, etc. The Trustee shall
                  --------------------------------
execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall not be an expense of the Trustee.

     SECTION 9.7  Senior Indebtedness. Notwithstanding anything in this
                  -------------------
Article IX to the contrary, no amendment may be made to Article XI hereof or to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any trustee, group or representative thereof authorized to give a consent) consent to such change.

                                  ARTICLE X

                                  CONVERSION
                                  ----------

     SECTION 10.1  Right to Convert; Mandatory Conversion. (a) Subject to and
                   --------------------------------------
upon compliance with the provisions of this Indenture, at any time on or after 365 days after the Issue Date and on or before the Maturity Date, each Holder shall have the right, at its option, to convert the principal amount of any Note, or any portion of such principal amount, into that number of validly issued, fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) (the "Conversion Shares") obtained by dividing the
                                 -----------------
aggregate principal amount of the Note or portion thereof surrendered for conversion (on the date of conversion) by (Euro)25.00, subject to adjustment as set forth in Section 10.5, below (the "Conversion Ratio").
                                       ----------------

     (b) Notwithstanding anything in this Section 10.1 to the contrary, the right to convert with respect to any Note or portion of a Note that shall be called for redemption or delivered for repurchase, shall terminate at the close of business on the Trading Day next preceding the Redemption Date, unless the Company shall default in payment due upon redemption or repurchase thereof.

     (c) In addition to the rights of the Holders to convert the Notes as set forth in Sections 10.1(a) and 10.1(b), above, if the closing price of the Common Stock on the Neuer Markt during any period (or any portion of a period) described below has exceeded the price for such period (or any portion of a period) referred to below for at least 30 consecutive Trading Days ("Market
                                                                     ------
Criteria," with the 30-day period being referred to as the "Market Criteria
--------                                                    ---------------
Period"), and the Conversion Shelf Registration Statement (as defined in the
------
Registration Rights Agreement) is effective and available, then, on the next succeeding Trading Day, all of the Notes will be automatically converted into that number of Conversion Shares derived by application of the Conversion Ratio specified in Section 10.1(a) above; provided, however, that if the Market Criteria is satisfied during the first 365 days after the Closing Date, the conversion will not occur until the one-year anniversary of the Closing Date and will occur only if the closing price on the Neuer Markt of the Common Stock is at least (Euro)32.00 on such date:

               12 Months Beginning                Closing Price
               -------------------                -------------
                 August 15, 1999                   (Euro)32.00
                 August 15, 2000                   (Euro)38.46
                 August 15, 2001                   (Euro)44.92
                 August 15, 2002                   (Euro)51.37
                 August 15, 2003                   (Euro)57.83

The Company shall promptly take all steps necessary to provide for the issuance of shares of Common Stock to the Holders of Notes in connection with any such mandatory conversion of the Notes.

     (d) No Holder or holder of any beneficial interest in any Note is entitled to any rights of a holder of Common Stock (including, without limitation, receipt of dividends or other distributions, notices of meetings of stockholders, consents to actions of stockholders or notices of any other stockholder proceedings) until such Holder has converted his Notes to Common Stock (or such time as they may have been automatically converted pursuant to the provisions of Section 10.1(c), as the case may be), and only to the extent such Notes are deemed to have been converted to Common Stock under this Article X.

     SECTION 10.2  Exercise of Conversion Privilege; Issuance of Common Stock
                   ----------------------------------------------------------
on Conversion; No Adjustment for Interest or Dividends.  In order to effect the
------------------------------------------------------
conversion of any Note into Conversion Shares pursuant to Section 10.1(a), the Holder of any Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 2.3, accompanied by the funds, if any, required by the last paragraph of this Section 10.2, and shall give written notice of conversion in the form provided on the Notes (or such other notice that is acceptable to the Company) to the Company at such office or agency that the Holder elects to convert such Note or the portion thereof specified in such notice, stating the name or names (with address) in which the certificate or certificates for Conversion Shares that shall be issuable on such conversion shall be issued. Each Note surrendered for conversion shall, unless the Conversion Shares are to be issued in the same name as the registration under such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney, and such instruments shall be accompanied by amounts sufficient to pay all transfer taxes payable upon issuance of Conversion Shares in such other name or names. Other than such transfer taxes, the Company shall pay any and all other taxes (other than taxes based upon income) that may be payable in respect of any issue or delivery of Conversion Shares. The Holder may not withdraw its conversion notice after receipt of the Company's notice of its election regarding conversion.

     As promptly as practicable (and in any event no later than ten
Business Days) after the surrender of such Note and the receipt of such notice and funds, if any, as aforesaid, the Trustee shall instruct the Company to and the Company shall issue and shall deliver at such office or agency to such Holder, or on his written order, (i) a certificate or certificates for the number of full Conversion Shares or portion thereof in accordance with the provisions of this Article X and (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 10.3. In case any Note of a denomination greater than (Euro)1.00 shall be surrendered for partial conversion, and subject to Article II, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder thereof, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

     Each conversion shall be deemed to have been effected on the date on which such Note shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section 10.2) and such notice shall have been received by the Company, as aforesaid, and the person in whose name any certificate or certificates for Conversion Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the Conversion Shares represented thereby; provided, however, that in the event of any such surrender on any date when the stock transfer books of the Company shall be closed, the Person in whose name any certificate or certificates for Conversion Shares shall be issuable upon such conversion shall be deemed to have become the holder of record of the Conversion Shares on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall have been surrendered.

     Any Note or portion thereof surrendered for conversion during the period from the close of business on a Record Date to the opening of business on the next succeeding Interest Payment Date shall (unless such Note or portion thereof being converted shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Note at the close of business on such Record Date; provided, however, that if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the Person who made such required payment. Except as provided above in this Section 10.2, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares on the conversion of such Note as provided in this Article X. If any Note or portion thereof which has been called for redemption on a date during the period from the close of business on a Record Date for any Interest Payment Date to the opening of business on such Interest Payment Date is surrendered for conversion during such period, no interest shall be payable to the Holder on account of such Note or portion thereof.

     SECTION 10.3  Cash Payments in Lieu of Fractional Shares. No fractional
                   ------------------------------------------
shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the Closing Price on the Neuer Markt on the last Trading Day prior to the day on which the Notes (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in subsection (f) of Section 10.5.

     SECTION 10.4  Conversion Price. The conversion price shall be as specified
                   ----------------
in the form of Note hereinabove set forth, subject to adjustment as provided in this Article (the "Conversion Price").
                   ----------------

     SECTION 10.5  Adjustment of Conversion Price. (a) In case the Company shall
                   ------------------------------
(i) pay a dividend, or make a distribution, in shares of its Common Stock on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, the denominator of the Conversion Ratio in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately before the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

     (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, except as provided in subsection (f) below, the denominator of the Conversion Ratio in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the denominator of the Conversion Ratio in effect immediately before the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (determined by multiplying the total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by the Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. Except as provided in subsection (f) below, in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors whose determination shall be conclusive and described in an Officers' Certificate filed with the Trustee. Upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the denominator of the Conversion Ratio pursuant to this subsection (b), if any such right or warrant shall expire and shall not have been exercised, the denominator of the Conversion Ratio shall immediately upon such expiration be recomputed to the denominator of the Conversion Ratio which would have been in effect had the adjustment of the denominator of the Conversion Ratio made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised. If the Company shall at any time issue two or more securities as a unit and one or more of such securities shall be rights or warrants for Common Stock subject to this Section 10.5(b), the consideration allocated to each such security shall be determined in good faith by the Board of Directors whose determination shall be conclusive and described in an Officers' Certificate filed with the Trustee.

     (c) In case the Company shall distribute to all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities (including securities but excluding those rights, warrants, dividends and distributions referred to in subsections (a) and
(b) above and dividends and distributions in connection with the liquidation, dissolution or winding up of the Company or paid in cash), then, except as provided in subsection (f) below, in each such case the denominator of the Conversion Ratio shall be adjusted so that the same shall equal the price determined by multiplying the denominator of the Conversion Ratio in effect immediately before the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the Fair Market Value on such record date (as determined by the Board of Directors, whose determination shall be conclusive, and described in an Officers' Certificate filed with the Trustee) of the portion of the Capital Stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to received such distribution, except as provided in subsection (f) below.

     (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (i) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent not requiring any adjustment of the denominator of the Conversion Ratio pursuant to this subparagraph (d) (as adjusted to reflect subdivisions or combinations of the Common Stock) and (ii) 3.75% of the average of the daily Closing Prices on The Neuer Markt of the Common Stock, for the ten consecutive Trading Days immediately prior to the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the Holders of the Notes upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the Conversion Shares to which such Holder is entitled, the amount of cash which such Holder would have received if such Holder had, immediately prior to the record date for such distribution of cash, converted its Notes into Conversion Shares, the denominator of the Conversion Ratio shall be reduced so that the same shall be equal to the number determined by multiplying the denominator of the Conversion Ratio in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall thereafter have the right to receive upon conversion the amount of cash such Holder would have received had he converted each Note on such record date. In the event that such dividend or distribution is not so paid or made, the denominator of the Conversion Ratio shall again be adjusted to be the denominator of the Conversion Ratio which would then be in effect if such dividend or distribution had not been declared.

     (e) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a Fair Market Value at the last time (the "Expiration Time") tenders or exchanges
                                         ---------------
may be made by holders of Common Stock pursuant to such offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the denominator of the Conversion Ratio shall be reduced so that such denominator shall equal the number determined by multiplying the denominator of the Conversion Ratio in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of
                    ----------------
shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the denominator of the Conversion Ratio shall again be adjusted to be the denominator of the Conversion Ratio which would then be in effect if such tender or exchange offer had not been made.

     (f) No adjustment in the denominator of the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least 1.0% in the denominator of the Conversion Ratio then in effect; provided, however, that any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. Except as provided in this Section 10.5, the denominator of the Conversion Ratio will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

     (g) Whenever the conversion price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the denominator of the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the denominator of the Conversion Ratio setting forth the adjusted denominator of the Conversion Ratio and the date on which such adjustment becomes effective and shall mail or cause to be mailed such notice of such adjustment of the denominator of the Conversion Ratio to the Holder of each Note at his last address appearing on the Note register provided for in Section 2.3 of this Indenture.

     (h) In any case in which this Section 10.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.3.

     (i) The Company may make such reductions in the denominator of the Conversion Ratio, in addition to those required by subparagraphs (a), (b), (c),
(d) and (e) of this Section 10.5, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or in any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the denominator of the Conversion Ratio by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during such period, and the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the denominator of the Conversion Ratio is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the reduction at least 15 days prior to the date the reduced denominator of the Conversion Ratio takes effect, and such notice shall state the reduced denominator of the Conversion Ratio and the period it will be in effect.

     (j) Notwithstanding any other provision of this Section 10.5, no adjustment to the denominator of the Conversion Ratio shall reduce the denominator of the Conversion Ratio below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the denominator of the Conversion Ratio to such par value. The Company hereby covenants not to take any action (i) to increase the par value per share of the Common Stock or (ii) that would or does result in any adjustment in the denominator of the Conversion Ratio that, if made without giving effect to the previous sentence, would cause the denominator of the Conversion Ratio to be less than the then par value per share of the Common Stock, provided, however, that the covenant in this sentence shall be suspended if within ten days of determining in good faith that such action would result in such adjustment (but not later than the Business Day next following the effectiveness of such adjustment), the Company gives notice of redemption of all outstanding Notes, and effects the redemption referred to in such notice on the redemption date referred to therein in compliance with Article III, but the covenant in this sentence shall be retroactively reinstated if such notice is not given or such redemption does not occur.

     (k) In the event that the provisions of this Article X specifying the methods by which the Conversion Price or other provisions are adjusted would require an adjustment that is determined in good faith by the Board of Directors to be inconsistent with the purpose of the provisions hereof providing for Conversion Price adjustments or other adjustments (generally, to place Holders in a position equivalent to the position they were in prior to the occurrence of the event requiring adjustment to the Conversion Price or other adjustment), the Board of Directors may make an adjustment (in lieu of that required by such provisions) that it determines in good faith places the Holders in a position at least equivalent to the position they were in prior to such event, which determination shall be described in a Board Resolution. If any action of transaction would require adjustment to any Conversion Price established hereunder pursuant to more than one paragraph of this Article X, only the adjustment that would result in the largest reduction of such Conversion Price shall be made.

      SECTION 10.6  Effect of Reclassification, Consolidation, Merger or Sale.
                    ---------------------------------------------------------
In the case of (a) any reclassification or change of the Common Stock of the Company, (b) a consolidation, merger or combination involving the Company or (c) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the Holders of the Notes then outstanding will be entitled thereafter to convert such Notes into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Notes been converted into Conversion Shares immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming that a Holder of Notes would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith.

     SECTION 10.7  Taxes on Shares Issued. The issue of stock certificates on
                   ----------------------
conversions of Notes shall be made without charge to the converting Holder of Notes for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 10.8  Reservation of Shares; Shares to be Fully Paid. The
                   ----------------------------------------------
Company shall, at all times, from and after the date hereof, reserve for issuance and maintain, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of all outstanding Notes. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be validly issued, fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     Before taking any action which would cause an adjustment reducing the denominator of the Conversion Ratio below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price.

     SECTION 10.9  Permanent Reduction of Conversion Ratio upon Certain
                   ----------------------------------------------------
Registration Defaults. In addition to the provisions of this Section 10.5, the
---------------------
Conversion Ratio may also be permanently reduced pursuant to and in accordance with the provisions of the Registration Rights Agreement.

     SECTION 10.10  Definition of Closing Price. For purposes of this Article
                    ---------------------------
X, "Closing Price" with respect to any securities on any day means the closing
    -------------
sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any National Association of Securities Dealer member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                                  ARTICLE XI

                                 SUBORDINATION
                                 -------------

     SECTION 11.1  Notes Subordinated to Senior Indebtedness. (a) The Company
                   -----------------------------------------
covenants and agrees, and each Holder by accepting a Note covenants and agrees, that (i) the Indebtedness evidenced by the Notes, including, but not limited to, the payment of principal of, premium, if any, interest, Additional Amounts, if any, and Liquidation Damages, if any, on the Notes, and any other payment obligation of the Company in respect of the Notes (including any obligation to repurchase the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter Incurred) (including, without limitation, the Company's obligations under the Senior Notes) and (ii) the subordination is for the benefit of the Holders of Senior Indebtedness. The Notes shall rank in all respects pari passu with all other Senior Subordinated Indebtedness of the Company. The Notes shall rank senior in all respects to all existing and future Indebtedness of the Company that is neither Senior Indebtedness nor Senior Subordinated Indebtedness and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein.

     (b) Subject to Section 11.4, if (i) the Company shall default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or
(ii) any other default shall occur with respect to Senior Indebtedness and the maturity of such Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of such default to the Company and the Trustee by the holders of Senior Indebtedness or any trustee or representative therefor, unless and until, in either case, the default has been cured or waived, or has ceased to exist, or any such acceleration has been rescinded or such Senior Indebtedness has been paid in full, no direct or indirect payment (in cash, property, Notes, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on any of the Notes, or in respect of any redemption, retirement, purchase or other acquisition of any of the Notes nor may any deposit in respect of the Notes be made pursuant to the provisions of
Article VIII hereof; provided, however, (A) such payments and deposits may be made if the Company and the Trustee receive written notice approving such payment from the holders of such Senior Indebtedness or any trustee or representative therefor with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing and (B) the Company shall be required to make interest payments in kind of Secondary Notes unless cash payments are required to be made pursuant to the provisions of this Indenture and the Notes.

     (c) If any default (other than a default described in paragraph (b) of this
Section 11.1) shall occur under Designated Senior Indebtedness, pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods occurs (a "Designated Senior
                                                      -----------------

Indebtedness Non-Payment Default"), then, upon the receipt by the Trustee (with
--------------------------------
a copy to the Company) of written notice thereof (a "Payment Notice") from or on
                                                     --------------
behalf of holders of such Designated Senior Indebtedness or any trustee or representative therefor specifying an election to prohibit such payment and other action by the Company in accordance with the following provisions of this paragraph (c), the Company may not make any payment or take any other action that would be prohibited by paragraph (b) of this 11.1 during the period (the "Payment Blockage Period") commencing on the date of receipt of such Payment
 -----------------------
Notice and ending on the earlier of (i) the date, if any, on which the holders of such Designated Senior Indebtedness or any trustee or representative therefor notify the Trustee and the Company in writing that such Designated Senior Indebtedness Non-Payment Default is cured or waived or ceases to exist or the Senior Indebtedness to which such Designated Senior Indebtedness Non-Payment Default relates is discharged or (ii) the 179th day after the date of receipt of such Payment Notice. Notwithstanding the provisions described in the immediately preceding sentence, (i) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof may be used to make payments on the Notes if the applicable deposit does not violate Article VIII or this Article XI, (ii) no Designated Senior Indebtedness Non-Payment Default that existed or was continuing on the date of delivery to the Trustee of a Payment Notice shall be, or shall be made, the basis for a subsequent Payment Notice unless such default shall have been cured or waived for a period of no less than 90 days and (iii) the Company may resume payments on the Notes following such Payment Blockage Period unless the holders of such Designated Senior Indebtedness or the trustee or representative of such holders has accelerated the maturity of such Designated Senior Indebtedness. Any number of Payment Notices may be given; provided, however, that (i) irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, not more than one Payment Notice shall be given within a period of any 360 consecutive days and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

     (d) In the event of (i) a total or partial liquidation or a dissolution of the Company, (ii) reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to the Company or its property or (iii) an assignment for the benefit of creditors or marshaling of the Company's assets and liabilities, then the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the Holders will be entitled to receive any payment or distribution (except that Holders may receive (i) securities of the Company or any other company provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent as the Notes are subordinated to Senior Indebtedness and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate
Article VIII or this Article XI), in the event of any payment or distribution of the assets or securities of the Company. In addition, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior

Indebtedness as their interests may appear. In the event of any proceeding described in the first sentence of this Section 11.1(d), after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Notes, together with the holders of any obligations of the Company ranking pari passu with the Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of, interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any Capital Stock or any obligations of the Company ranking junior to the Notes and such other obligations.

     (e) If, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, Notes or other property (other than securities of the Company or any other company provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent as the Notes are subordinated to Senior Indebtedness), shall be received by the Trustee or any Holder in contravention of any of the terms hereof, such payment or distribution of Notes shall be received in trust for the benefit of and shall be paid over or delivered and transferred to the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same. Under the circumstances described in this Section 11.1, the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making any payment or distribution of cash or other property or securities is authorized or instructed to make any payment or distribution to which the Holders would otherwise be entitled (other than securities that are subordinated at least to the same extent as the Notes are subordinated to Senior Indebtedness and payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article VIII or this
Article XI) directly to the holders of the Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness of the Company held by such holders), or their representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Indebtedness.

     (f) To the extent that any payment of Senior Indebtedness (whether on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay such Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not become so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes of the Indenture as if such declaration, invalidity or setting aside had not occurred.

     (g) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the Indebtedness evidenced by the Notes by any act or failure to act on the part of the Company or any Holder of Notes. Nothing contained herein shall impair, as between the Company and the Holders of Notes, the obligation of the Company to pay to such Holders the principal of, interest, premium, if any, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes or prevent the Trustee or the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a Default or Event of Default hereunder, all subject to the rights of the holders of the Senior Indebtedness to receive cash, Notes or other property otherwise payable or deliverable to the Holders.

     (h) Upon the payment in full of all Senior Indebtedness, the Holders (together with holders of any Indebtedness that is pari passu with the Notes and having an equivalent right of subrogation) shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payment or distributions applicable to the Senior Indebtedness until the Indebtedness evidenced by the Notes shall have been paid in full and such payments or distributions received by such Holders, by reason of such subrogation, of cash, Notes or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of the Notes.

     (i) The provisions of this Section 11.1 shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

     (j) The securing of any obligations of the Company, otherwise ranking pari passu with the Notes or ranking junior to the Notes, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking pari passu with the Notes or ranking junior to the Notes.

     SECTION  11.2  Reliance on Certificate of Liquidating Agent; Further
                    -----------------------------------------------------
Evidence as to Ownership of Senior Indebtedness.  Upon any payment or
-----------------------------------------------
distribution of assets of the Company, the Trustee and the Holders shall be entitled to rely upon an order or decree issued by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the bankruptcy trustee, receiver, assignee for the benefit of creditors or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. In the absence of any such bankruptcy trustee, receiver, assignee or other Person, the Trustee shall be entitled to rely upon written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distributions pursuant to this
Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and to other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION  11.3  Payment Permitted If No Default.  Nothing contained in this
                    -------------------------------
Article XI or elsewhere in this Indenture, or in any of the Notes, shall prevent
(a) the Company at any time, except during the pendency of any default with respect to Senior Indebtedness described in Section 11.1(b) or Section 11.1(c) or of any of the events described in Section 11.1(d), from making payments of the principal of, interest, premium, if any, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes, or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to make payments of the principal of, interest, premium, if any, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes, if, at the time of such deposit, the Trustee or such Paying Agent, as the case may be, did not have the written notice provided for in Section 11.4 of any event prohibiting the making of such deposit, or if, at the time of such deposit (whether or not in trust) by the Company with the Trustee or Paying Agent (other than the Company) such payment would not have been prohibited by the provisions of this Article XI, and the Trustee or any paying agent shall not be affected by any notice to the contrary received by it on or after such date.

     SECTION  11.4  Disputes with Holders of Certain Senior Indebtedness.  Any
                    ----------------------------------------------------
failure by the Company to make any payment on or under any Senior Indebtedness, other than any Senior Indebtedness as to which the provisions of this Section
11.4 shall have been waived by the Company in the instrument or instruments by which the Company Incurred such Senior Indebtedness, shall not be deemed a default under Section 11.1 hereof if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) if a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review, and a stay of execution shall have been obtained pending such appeal or review.

     SECTION  11.5  Trustee Not Charged with Knowledge of Prohibition. Anything
                    -------------------------------------------------
in this Article XI or elsewhere in this Indenture contained to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee and shall be entitled to assume conclusively that no such facts exist and that no event specified in clauses (b) and (c) of Section 11.1 has happened unless and until the Trustee shall have received an Officers' Certificate to that effect or notice in writing to that effect signed by or on behalf of the holder or holders of Senior Indebtedness or any trustee or representative therefor who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or holders or trustee or representative; provided, however, that, if the Trustee shall not have received the Officers' Certificate or notice provided for in this Section 11.5 at least three Business Days preceding the date upon which by the terms hereof any moneys become payable for any purpose, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days preceding such date. The Company shall give prompt written notice to the Trustee and to each paying agent of any facts that would prohibit any payment of moneys to or by the Trustee or any paying agent, and the Trustee shall not be charged with knowledge of the curing of any default or the elimination of any other fact or condition preventing such payment or distribution unless and until the Trustee shall have received an Officers' Certificate to such effect.

     SECTION  11.6  Trustee to Effectuate Subordination.  Each Holder of Notes
                    -----------------------------------
by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Indebtedness as provided in this Article XI and appoints the Trustee its attorney-in-fact for any and all such purposes.

     SECTION  11.7  Rights of Trustee as Holder of Senior Indebtedness.  The
                    --------------------------------------------------
Trustee shall be entitled to all the rights set forth in this Article XI with respect to any Senior Indebtedness which may at the time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

     SECTION  11.8  Article Applicable to Paying Agents.  In case at any time
                    -----------------------------------
any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XI shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that Sections 11.5 and 11.7 shall not apply to the Company if it acts as Paying Agent.

     SECTION  11.9  Subordination Rights Not Impaired by Acts or Omissions of
                    ---------------------------------------------------------
the Company or Holders of Senior Indebtedness.  No right of any present or
---------------------------------------------
future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may, at any time or from time to time and in their absolute direction, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under such Senior Indebtedness, including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders of the Notes or the Trustee and without affecting the obligations of the Company, the Trustee or the Holders of Notes under this Article XI.

     SECTION  11.10  Trustee Not Fiduciary for Holders of Senior Indebtedness.
                     --------------------------------------------------------
The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or distribute money or assets to securityholders or the Company. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

     SECTION  11.11  Notice of Acceleration.  If payment of the Notes is
                     ----------------------
accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the trustee or representative of such holders of the acceleration. The Company may not make any payment on the Notes that would be prohibited by paragraph (b) of Section
11.1 until five Business Days after such holders, trustee or representative of the Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may make such payment on the Notes only if the subordination provisions hereof otherwise permit payment at such time.

     SECTION  11.12  Relative Rights.  This Article XI defines the relative
                     ---------------
rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms, (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes. If the Company fails because of this Article XI to pay principal of, interest, premium, if any, Additional Amounts, if any, or Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or Event of Default.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------


     SECTION  12.1  TIA Controls.  If any provision of this Indenture limits,
                    ------------
qualifies, or conflicts with the duties imposed by operation of Section 3.18(c) of the TIA, the imposed duties shall control.

     SECTION  12.2  Notices.  Any notices or other communications required or
                    -------
permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

     if to the Company:

     Cybernet Internet Services International, Inc.
     Stefan-George-Ring 19-23
     D-81929 Munchen
     Facsimile No:  +49-89-993-15199
     Attention:  Robert Eckert

     with a copy to:

     Powell, Goldstein, Frazer & Murphy LLP
     1001 Pennsylvania Avenue, N.W.
     Washington D.C. 20004
     Facsimile No:  +202-624-7222
     Attention:   Joseph M. Berl, Esq.

     if to the Trustee:

     The Bank of New York, as Trustee, Registrar or Paying Agent
     101 Barclay Street, Floor 21W
     New York, New York 10286
     Attention:  Corporate Trust Trustee Administration
     Facsimile:  (212) 815-5915

     Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, must be in writing and shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and upon actual receipt if sent by first class mail, postage prepaid (except that a notice of change of address and a Notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means at such Person's address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Notices regarding the Notes in global form will be published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules of such stock exchange or trading market shall so require, a newspaper having a general circulation in the locations which the stock exchange or trading market requires). Notices regarding the Definitive Notes will be mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules of such stock exchange or trading market shall so require, such notices will be published in a newspaper having a general circulation in the locations which such stock exchange or trading market requires. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

     SECTION  12.3  Communications by Holders with Other Holders.  Holders may
                    --------------------------------------------
communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

     SECTION  12.4  Certificate and Opinion as to Conditions Precedent.  Upon
                    --------------------------------------------------
any request or application by the Company to the Trustee or an Agent to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

     SECTION  12.5  Statements Required in Certificate or Opinion.  Each
                    ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION  12.6  Rules by Trustee, Paying Agent, Registrar.  The Trustee,
                    -----------------------------------------
Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION  12.7  Legal Holidays.  If a payment date is not a Business Day,
                    --------------
payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

     SECTION  12.8  Governing Law.  This Indenture and the Notes shall be
                    -------------
governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     SECTION  12.9  Submission to Jurisdiction; Appointment of Agent for
                    ----------------------------------------------------
Service; Waiver.  To the fullest extent permitted by applicable law, the
---------------
Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in The City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Indenture and the Notes, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints Corporation Services Company (the "Authorized Agent"), for a period of
                                            ----------------
ten years from the date hereof or until such time as no Notes are outstanding, as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The

Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Indenture, the Notes or the transactions contemplated hereby may also be instituted in any competent court in Germany, and the Company expressly accepts the jurisdiction of any such court in any such action.

     The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.

     To the extent permitted by applicable law, the Company and the Trustee each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

     The provisions of this Section 12.9 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Company or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

     SECTION  12.10  No Adverse Interpretation of Other Agreements.  This
                     ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION  12.11  No Personal Liability of Directors, Officers, Employees,
                     -------------------------------------------------------
Stockholders or Incorporators.  No director, officer, employee, incorporator or
-----------------------------
stockholder of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     SECTION  12.12  Currency Indemnity.  Euro is the sole currency of account
                     ------------------
and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than Euro (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note, the Trustee or the Agents in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Euro amount is less than the Euro amount expressed to be due to the recipient, the Company shall indemnify it against any loss sustained by it as a result. If the Euro amount is greater than the Euro amount expressed to be due to the recipient under this Agreement, the Company shall be entitled to the amount of such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this subsection, it will be sufficient for the Trustee or any Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Euro on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee or any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

     SECTION 12.13  Successors. All agreements of the Company in this Indenture
                    ----------
and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 12.14  Counterpart Originals  All parties hereto may sign any
                    ------------------------------------------------------
number of copies of this Indenture.  Each signed copy or counterpart shall be
----------------------------------
an original, but all of them together shall represent one and the same agreement.

     SECTION 12.15  Severability.  In case any one or more of the provisions in
                    ------------
this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 12.16  Table of Contents, Headings, etc.  The Table of Contents,
                    ---------------------------------
Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.


                                       CYBERNET INTERNET SERVICES
                                        INTERNATIONAL, INC.



                                       By:   /s/ Andreas Eder
                                          ------------------------------
                                          Name:  Andreas Eder
                                          Title: President and Chief Executive
                                                 Officer


                                       By:   /s/ Robert Eckert
                                          ------------------------------
                                          Name:  Robert Eckert
                                          Title: Chief Financial Officer and
                                                 Treasurer



                                       THE BANK OF NEW YORK, as Trustee,
                                        Registrar and Paying Agent


                                       By:   /s/ Mike Hellmuth
                                          ------------------------------
                                          Name:  Mike Hellmuth
                                          Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                TO THE INDENTURE
[FORM OF FACE OF GLOBAL NOTE]

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 (k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT THE PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
(3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E), TO REQUIRE THE DELIVERY OF ANY OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER

INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OR TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS
NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND
(4) THIS GLOBAL NOTE MAY BE DELIVERED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

        13.0% Convertible Senior Subordinated Pay-In-Kind Note due 2009

                                                               CUSIP No.:


No.                                                            (Euro)25,000,000

     CYBERNET INTERNET SERVICES INTERNATIONAL, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay The Bank of New York Depository (Nominees) Limited or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on August 15, 2009.

     Interest Payment Dates: February 15 and August 15, commencing February 15, 2005

     Record Dates:  February 1 and August 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                           CYBERNET INTERNET SERVICES
                                            INTERNATIONAL, INC.



                                           By:_______________________
                                              Name:
                                              Title:


                                           By:_______________________
                                              Name:
                                              Title:


Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee,



By:_____________________________
   Name:
   Title:


Dated:  August 26, 1999

                               [FORM OF REVERSE]

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

        13.0% Convertible Senior Subordinated Pay-In-Kind Note due 2009


     1.  Interest.  CYBERNET INTERNET SERVICES INTERNATIONAL, INC., a Delaware
         --------
corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Notes will accrue interest at a rate per annum of 13.0% on the principal amount then outstanding, and be payable to the Holder hereof semi-annually in arrears on each February 15 and August 15, or if any such day is not a Business Day on the next succeeding Business Day. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding Interest Payment Date, the interest due on such Interest Payment Date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date hereof. Interest is payable through and including the interest payment due on August 15, 2004 (or the next succeeding Business Day, if required as set forth above) solely in Secondary Notes which, upon issuance, shall become Notes for all purposes governed by the Indenture. Thereafter, interest shall be payable solely in cash. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     No payments, in cash or otherwise, will be made in respect of any fractional denomination amounts to which Holders would otherwise be entitled (including, without limitation, in respect of interest paid in the form of Secondary Notes); provided, however, that a Holder's entitlement to such Secondary Notes in denominations of (Euro)1.00 or integral multiples thereof shall be calculated on the basis of the aggregate principal amount of Notes registered in such Holder's name on the relevant Record Date.

     The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein. Amounts payable pursuant to this paragraph shall be payable through and including August 15, 2004, in Secondary Notes and thereafter only in cash.

     If the Company issues Secondary Notes in lieu of cash payment of interest due on any Interest Payment Date pursuant to this paragraph 1, it shall give notice to the Trustee not less than five Business Days prior to the relevant Interest Payment Date, and shall instruct the Trustee upon Company Order given not less than five or more than 45 days prior to such Interest Payment Date to authenticate Secondary Notes, dated such Interest Payment Date, in a principal amount equal to the amount of interest not paid in cash in respect of this Note on such Interest Payment Date. Each issuance of Secondary Notes in lieu of cash payments of interest on the Notes shall be made pro rata with respect to the outstanding Notes. Any such Secondary Notes shall be subject to the same terms (including maturity date and rate of interest from time to time payable thereon) as this Note except, as the case may be, with respect to the title, issuance date and aggregate principal amount.

     2.  Liquidated Damages; Adjustment of Conversion Ratio.  Pursuant to the
         --------------------------------------------------
Registration Rights Agreement, the Company has agreed to file a shelf registration statement (the "Resale Shelf Registration Statement") with the Commission with respect to resales of the Notes (including Secondary Notes) (which Resale Shelf Registration Statement shall also register the sale of the underlying Common Stock issuable upon conversion thereof) and use its best efforts to (i) cause such Resale Shelf Registration Statement to be declared effective by the Commission and (ii) keep such Resale Shelf Registration Statement continuously effective, supplemented and amended to ensure that it is available for resales of Notes by holders entitled to this benefit and to ensure that such Resale Shelf Registration Statement conforms and continues to conform with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission, as announced from time to time, until, subject to certain exceptions specified in the Registration Rights Agreement, such time as no Notes remain as Transfer Restricted Securities (as defined below). The Holders shall be entitled to receive payment of additional interest in the form of Liquidated Damages in the event such Resale Shelf Registration Statement is not declared effective and in certain other events, subject, in each case, to certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Liquidated Damages which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such Liquidated Damages are incorporated herein by reference and made a part hereof as if set forth herein in full. The Company shall provide written notice to the Trustee of the accrual and amount of Liquidated Damages, if any, not less than ten (10) Business Days prior to each Interest Payment Date. Absent such notice, the Trustee shall be conclusively entitled to presume that no Liquidated Damages have accrued and are owing. For purposes of the foregoing, "Transfer Restricted Securities" means each Note and the Common Stock issuable upon conversion thereof until (i) the date on which such Note (and the Common Stock issuable upon conversion thereof) has been effectively registered under the Securities Act and disposed of in accordance with the Resale Shelf Registration Statement,
(ii) the date on which such Note (and the Common Stock issuable upon conversion thereof) is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Act (or any similar provision then in effect) or (iii) the date on which such Note (and the Common Stock issuable upon the conversion thereof) ceases to be outstanding.

     The Company has also agreed with the Initial Purchaser, for the benefit of the Holders of the Notes, that it will use its best efforts to cause to become effective no later than one year after the Closing Date, a shelf registration statement with respect to the issuance of the Conversion Shares upon conversion of the Notes, or if the Company determines that, notwithstanding its best efforts, the Commission will not declare such registration statement effective, a shelf registration statement with respect to the resale of the Conversion Shares (either of such shelf registration statements, a "Conversion Shelf Registration Statement"). The Company is required to use its best efforts, at its cost, to maintain the effectiveness of the Conversion Shelf Registration Statement until the earlier of (i) such time as all Notes (including all Secondary Notes that have been or could be issued pursuant to the terms hereof) have been converted or redeemed and (ii) August 15, 2009, or in the case of a Conversion Shelf Registration Statement with respect to the resale of Conversion Shares, until the earlier of (i) the date on which all Notes (including all Secondary Notes that have been or could be issued pursuant to the terms hereof) can be resold by holders thereof without restriction and without registration under the Securities Act and (ii) such time as all the Conversion Shares covered by such registration statement have been resold pursuant to such registration statement. Holders of Notes will not be named as selling security holders in a Conversion Shelf Registration Statement covering the issuance of the Conversion Shares, but would be named in a Conversion Shelf Registration Statement covering resale of the Conversion Shares, if applicable. If such a Conversion Shelf Registration Statement is not declared effective on or prior to the date that is one year after the Closing Date, the denominator of the Conversion Ratio will be decreased by 2.04%. Holders of Notes will be able to convert their Notes only if a registration statement relating to the Conversion Shares underlying the Notes is then effective and available, or the conversion of the Notes is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the various holders of the Notes reside. The provisions of the Registration Rights Agreement relating to the Conversion Shelf Registration Statement and the decrease of the Conversion Ratio are incorporated herein by reference and made a part hereof as if set forth herein in full.

     3.  Additional Amounts.  All payments made by the Company on the Notes will
         ------------------
be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of Germany or any jurisdiction in which the Company or any Successor Company is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, redemption price, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

          (a) any payments on a Note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

          (b) any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any request by the Company to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

          (c) except in the case of the winding up of the Company, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction; or

          (d) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder.

     Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (a) to (d) inclusive above.

     4.  Method of Payment.  The Company shall pay interest on the Notes (except
         -----------------
defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in Euro or in such other coin or currency of the European Monetary Union that at the time of payment which is legal tender for payment of public and private debts. Immediately available funds for the payment of the principal of (and premium, if any), interest, Additional Amounts, if any, and Liquidated Damages, if any, on this Note due on any Interest Payment Date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

     5.  Paying Agent and Registrar.  Initially, The Bank of New York will act
         --------------------------
as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

     6.  Indenture.  The Company issued the Notes under an Indenture, dated as
         ---------
of August 26, 1999 (the "Indenture"), between the Company and The Bank of New York (the "Trustee"). This Note is one of a duly authorized issue of [Original] [Additional] [Secondary] Notes (as defined in the Indenture) of the Company designated as its 13.0% Convertible Senior Subordinated Pay-In-Kind Notes due 2009 (together with the [Original] [Additional] [Secondary] Notes, the "Notes"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are not secured by any of the assets of the Company. The Notes are limited in aggregate principal amount to
(Euro)100,000,000 subject to the terms of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     7.  Ranking and Subordination.  The Notes will be general unsecured
         -------------------------
obligations of the Company and will rank in all respects pari passu with all other senior subordinated Indebtedness of the Company. The Notes will rank senior to all existing and future Indebtedness of the Company that is neither Senior Indebtedness nor Senior Subordinated Indebtedness and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Notes in accordance with the Indenture. The Notes are subordinated to Senior Indebtedness (as defined in the Indenture). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid by the Company. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee his attorney-in-fact for any and all such purposes.

     8.  Optional Redemption.  The Notes will be redeemable, at the Company's
         -------------------
option, in whole or in part, on and after August 15, 2004 upon not less than 30 nor more than 60 days' prior notice published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and if, and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules of such stock exchange or trading market shall so require, published in a newspaper having a general circulation in the locations which such stock exchange or trading market shall require) at the redemption prices (expressed as a percentage of principal amount) set forth below (each, a "Redemption Price"), plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

                                                                    Redemption
        Year                                                           Price
        ----                                                      ---------------
        2004.....................................................        106.500%
        2005.....................................................        104.333%
        2006.....................................................        102.167%
        2007 and thereafter......................................        100.000%

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if such Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of (Euro)1.00 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Depositary upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

     9.  Special Tax Redemption.  The Notes may be redeemed, at the option of
         ----------------------
the Company in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price (each, a "Redemption Price") equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed by the Company for redemption (a "Tax Redemption Date"), and, all Additional Amounts, if any, and Liquidated Damages, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of The Federal Republic of Germany (or any political subdivision or taxing authority thereof) affecting taxation which becomes effective on or after the Issue Date, or (ii) any change in or new or different position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date, the Company is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and the Company determines that such payment obligation cannot be avoided by the Company taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Notes were then due.
Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

     10.  Notice of Redemption.  Notice of redemption will be given at least 30
          --------------------
days but not more than 60 days before the redemption date by publishing in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules of such stock exchange or trading market shall so require, a newspaper having a general circulation in the location which such stock exchange or trading market shall require). Notes in denominations of (Euro)1.00 principal amount at maturity may be redeemed only in whole. The Trustee may select for redemption portions (equal to (Euro)1.00 or any integral multiple thereof) of the principal amount at maturity of Notes that have denominations larger than
(Euro)1.00.

     Except as set forth in the Indenture, from and after any redemption date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, Additional Amounts, if any, or Liquidated Damages, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

     11.  Conversion.  Subject to the provisions of the Indenture, unless
          ----------
previously redeemed, the Notes are convertible (in denominations of (Euro)1.00 principal amount at maturity or integral multiples thereof), at the option of the holder thereof, into Capital Stock of the Company at any time after 365 days following the Issue Date and prior to the maturity date. The number of shares of Capital Stock of the Company ("Conversion Shares") issuable upon conversion of the Notes is equal to the principal amount of the Notes being converted (on the date of conversion) divided by (Euro)25.00, subject to adjustment as provided in the Indenture (the "Conversion Ratio"). Except as described below, no adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends paid on outstanding Capital Stock of the Company. If Notes not called for redemption are converted (including pursuant to the mandatory conversion feature described below) after a record date for the payment of interest and prior to the next succeeding interest payment date, such Notes must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. The Company is not required to issue fractional shares upon conversion of Notes (including pursuant to the mandatory conversion feature described below) and, in lieu thereof, will pay a cash adjustment based upon the Closing Price on the Neuer Markt of the Common Stock on the last Trading Day prior to the day of conversion. In the case of Notes called for redemption, conversion rights will expire at the close of business on the Trading Day next preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price.

     In addition, if the closing price on the Neuer Markt of the Common Stock during any period described below has exceeded the price for such period referred to below for at least 30 consecutive Trading Days ("Market Criteria," with the 30-day period being referred to as the "Market Criteria Period"), and the Conversion Shelf Registration Statement described in paragraph 2 hereof is effective and available, all of the Notes will be automatically converted into that number of Conversion Shares derived by application of the Conversion Ratio; provided, however, that if the Market Criteria is satisfied during the first year after the Closing Date, the conversion will not occur until the one-year anniversary of the Closing Date and will occur only if the closing price on the Neuer Markt of the Common Stock is at least (Euro)32.00 on such date:

                                                 Closing
                                                 -------
                 12 Months Beginning              Price
                 --------------------             -----
                   August 15, 1999             (Euro)32.00
                   August 15, 2000             (Euro)38.46
                   August 15, 2001             (Euro)44.92
                   August 15, 2002             (Euro)51.37
                   August 15, 2003             (Euro)57.83

     The denominator of the Conversion Ratio is subject to adjustment as provided in Section 10.5 of the Indenture.

     12.  Change of Control Offer.  Upon the occurrence of a Change of Control,
          -----------------------
the Company will be required to make an offer to purchase all or any part (equal to (Euro)1.00 in principal amount at maturity and integral multiples thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, thereon to the date of repurchase plus Additional Amounts, if any, and Liquidated Damages, if any, to the date of repurchase. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     13.  Limitation on Disposition of Assets.  When the aggregate amount of
          -----------------------------------
Excess Proceeds from Asset Sales exceeds (Euro)5.0 million, the Company will be obligated, within 15 Business Days thereafter, to make an offer to all Holders and to the extent required by the terms thereof, to all holders of Pari Passu Notes to purchase on a pro rata basis the maximum principal amount of Notes and the maximum principal amount (or accreted value, as the case may be) of any such Pari Passu Notes to which the Asset Sale Offer applies, that is an integral multiple of (Euro)1,000 (or $1,000, as the case may be) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon plus Additional Amounts and Liquidated Damages, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, subject to applicable law, the Trustee shall select the Notes to be redeemed in accordance with the Indenture; provided, however, that no Notes of or less (Euro)1.00 shall be purchased in part. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

     14.  Denominations; Form.  The Global Notes (including any Secondary Notes)
          -------------------
are in registered global form, without coupons, in denominations of (Euro)1.00 and integral multiples of (Euro)1.00 and in no event shall Notes (including Secondary Notes and Notes issued upon registration of transfer of such Secondary Notes) be issued in denominations of less than (Euro)1.00.

     15.  Persons Deemed Owners.  The registered Holder of this Note shall be
          ---------------------
treated as the owner of it for all purposes, subject to the terms of the Indenture.

     16.  Unclaimed Funds.  If funds for the payment of principal, interest,
          ---------------
Additional Amounts or Liquidated Damages remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

     17.  Legal Defeasance and Covenant Defeasance.  The Company may be
          ----------------------------------------
discharged from its obligations under the Indenture and the Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

     18.  Amendment; Supplement; Waiver.  Subject to certain exceptions
          -----------------------------
specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

     19.  Restrictive Covenants.  The Indenture imposes certain covenants that,
          ---------------------
among other things, limit the ability of the Company and its Restricted Subsidiaries to, incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase Equity Interests or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     20.  Successors.  When a successor assumes all the obligations of its
          ----------
predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

     21.  Defaults and Remedies.  If an Event of Default (other than an Event of
          ---------------------
Default specified in subsections 6.1(h) or (i) of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, Additional Amounts, if any, and Liquidated Damages, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

     22.  Trustee Dealings with Company.  The Trustee under the Indenture, in
          -----------------------------
its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     23.  No Recourse Against Others.  No stockholder, director, officer,
          --------------------------
employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     24.  Authentication.  This Note shall not be valid until the Trustee or
          --------------
authenticating agent signs the certificate of authentication on this Note.

     25.  Abbreviations and Defined Terms.  Customary abbreviations may be used
          -------------------------------
in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

     26.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
          -------------
Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     27.  Governing Law.  The Indenture and the Notes shall be governed by, and
          -------------
construed in accordance with, the laws of the State of New York.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

     The initial principal amount at maturity of this Note shall be
(Euro)25,000,000.00. The following decreases/increases in the principal amount at maturity of this Note have been made:

                                                            Total Principal
                                                            Amount at           Notation
                    Decrease in         Increase in         Maturity            Made by
Date of             Principal           Principal           Following such      or on
Decrease/           Amount at           Amount at           Decrease/           Behalf of
Increase            Maturity            Maturity            Increase            Trustee
--------            --------            --------            --------            -------
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________
___________         ___________         ___________         ___________         ___________

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [_]  Section 4.16 [_]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount:

(Euro)__________


Date:_____________

Your Signature:________________
(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:_____________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                TO THE INDENTURE

                       [FORM OF FACE OF DEFINITIVE NOTE]


     THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 (k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT THE PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
(3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE

ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E), TO REQUIRE THE DELIVERY OF ANY OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OR TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

         13.0% Conversion Senior Subordinated Pay-In-Kind Note due 2009

                                                          CUSIP No.:  __________

No.____                                                        (Euro)25,000,000


     CYBERNET INTERNET SERVICES INTERNATIONAL, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay ______________________, or registered assigns, upon surrender hereof the principal sum of (Euro)________, on August 15, 2009.

     Interest Payment Dates: February 15 and August 15, commencing February 15, 2005

     Record Dates: February 1 and August 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        CYBERNET INTERNET SERVICES
                                          INTERNATIONAL, INC.



                                        By:______________________________
                                           Name:
                                           Title:


                                        By:______________________________
                                           Name:
                                           Title:


Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee,



By:_____________________________
   Name:
   Title:

                               [FORM OF REVERSE]

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

        13.0% Convertible Senior Subordinated Pay-In-Kind Note due 2009

     1.   Interest. CYBERNET INTERNET SERVICES INTERNATIONAL, INC., a Delaware
          --------
corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Notes will accrue interest at a rate per annum of 13.0% on the principal amount then outstanding, and be payable to the Holder hereof semi-annually in arrears on each February 15 and August 15, or if any such day is not a Business Day on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date hereof. Interest is payable through and including the interest payment due on August 15, 2004 (or the next succeeding Business Day, if required as set forth above) solely in Secondary Notes which, upon issuance, shall become Notes for all purposes governed by the Indenture. Thereafter, interest shall be payable solely in cash. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     No payments, in cash or otherwise, will be made in respect of any fractional denomination amounts to which Holders would otherwise be entitled (including, without limitation, in respect of interest paid in the form of Secondary Notes); provided, however, that a Holder's entitlement to such Secondary Notes in denominations of (Euro)1.00 or integral multiples thereof shall be calculated on the basis of the aggregate principal amount of Notes registered in such Holder's name on the relevant Record Date.

     The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein. Amounts payable pursuant to this paragraph shall be payable through and including August 15, 2004, in Secondary Notes and thereafter only in cash.

     If the Company issues Secondary Notes in lieu of cash payment of interest due on any Interest Payment Date pursuant to this paragraph 1, it shall give notice to the Trustee not less than five Business Days prior to the relevant Interest Payment Date, and shall instruct the Trustee upon Company Order given not less than five or more than 45 days prior to such Interest Payment Date to authenticate Secondary Notes, dated such Interest Payment Date, in a principal amount equal to the amount of interest not paid in cash in respect of this Note on such Interest Payment Date. Each issuance of Secondary Notes in lieu of cash payments of interest on the Notes shall be made pro rata with respect to the outstanding Notes. Any such Secondary Notes shall be subject to the same terms (including maturity date and rate of interest from time to time payable thereon) as this Note except, as the case may be, with respect to the title, issuance date and aggregate principal amount.

     2.  Liquidated Damages; Adjustment of Conversion Ratio.  Pursuant to the
         --------------------------------------------------
Registration Rights Agreement, the Company has agreed to file a shelf registration statement (the "Resale Shelf Registration Statement") with the Commission with respect to resales of the Notes (which Resale Shelf Registration Statement shall also register the sale of the underlying Common Stock issuable upon conversion thereof) and use its best efforts to (i) cause such Resale Shelf Registration Statement to be declared effective by the Commission and (ii) keep such Resale Shelf Registration Statement continuously effective, supplemented and amended to ensure that it is available for resales of Notes by holders entitled to this benefit and to ensure that such Resale Shelf Registration Statement conforms and continues to conform with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission, as announced from time to time, until, subject to certain exceptions specified in the Registration Rights Agreement, such time as no Notes remain as Transfer Restricted Securities (as defined below). The Holders shall be entitled to receive payment of additional interest in the form of Liquidated Damages in the event such Resale Shelf Registration Statement is not declared effective and in certain other events, subject, in each case, to certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Liquidated Damages which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such Liquidated Damages are incorporated herein by reference and made a part hereof as if set forth herein in full. The Company shall provide written notice to the Trustee of the accrual and amount of Liquidated Damages, if any, not less than ten (10) Business Days prior to each Interest Payment Date. Absent such notice, the Trustee shall be conclusively entitled to presume that no Liquidated Damages have accrued and are owing. For purposes of the foregoing, "Transfer Restricted Securities" means each Note and the Common Stock issuable upon conversion thereof until (i) the date on which such Note (and the Common Stock issuable upon conversion thereof) has been effectively registered under the Securities Act and disposed of in accordance with the Resale Shelf Registration Statement, (ii) the date on which such Note (and the Common Stock issuable upon conversion thereof) is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Act (or any similar provision then in effect) or (iii) the date on which such Note (and the Common Stock issuable upon the conversion thereof) ceases to be outstanding.

     The Company has also agreed with the Initial Purchaser, for the benefit of the Holders of the Notes, that it will use its best efforts to cause to become effective no later than one year after the Closing Date, a shelf registration statement with respect to the issuance of the Conversion Shares upon conversion of the Notes, or if the Company determines that, notwithstanding its best efforts, the Commission will not declare such registration statement effective, a shelf registration statement with respect to the resale of the Conversion Shares (either of such shelf registration statements, a "Conversion Shelf Registration Statement"). The Company is required to use its best efforts, at its cost, to maintain the effectiveness of the Conversion Shelf Registration Statement until the earlier of (i) such time as all Notes (including all Secondary Notes that have been or could be issued pursuant to the terms hereof) have been converted or redeemed and (ii) August 15, 2009, or in the case of a Conversion Shelf Registration Statement with respect to the resale of Conversion Shares, until the earlier of (i) the date on which all Notes (including all Secondary Notes that have been or could be issued pursuant to the terms hereof) can be resold by holders thereof without restriction and without registration under the Securities Act and (ii) such time as all the Conversion Shares covered by such registration statement have been resold pursuant to such registration statement. Holders of Notes will not be named as selling security holders in a Conversion Shelf Registration Statement covering the issuance of the Conversion Shares, but would be named in a Conversion Shelf Registration Statement covering resale of the Conversion Shares, if applicable. If such a Conversion Shelf Registration Statement is not declared effective on or prior to the date that is one year after the Closing Date, the denominator of the Conversion Ratio will be decreased by 2.04%. Holders of Notes will be able to convert their Notes only if a registration statement relating to the Conversion Shares underlying the Notes is then effective and available, or the conversion of the Notes is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the various holders of the Notes reside. The provisions of the Registration Rights Agreement relating to the Conversion Shelf Registration Statement and the decrease of the Conversion Ratio are incorporated herein by reference and made a part hereof as if set forth herein in full.

     3.   Additional Amounts.  All payments made by the Company on the Notes
          ------------------
(whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of Germany or any jurisdiction in which the Company or any Successor Company is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, redemption price, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

          (a) any payments on a Note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

          (b) any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any request by the Company to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

          (c) except in the case of the winding up of the Company, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction; or

          (d) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder.

     Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (a) to (d) inclusive above.

     4.   Method of Payment. The Company shall pay interest on the Notes
          -----------------
(except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in Euro or in such other coin or currency of the European Monetary Union that at the time of payment which is legal tender for payment of public and private debts. Immediately available funds for the payment of the principal of (and premium, if any), interest, Additional Amounts, if any, and Liquidated Damages, if any, on this Note due on any Interest Payment Date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

     5.   Paying Agent and Registrar.  Initially, The Bank of New York will
          --------------------------
act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

     6.   Indenture. The Company issued the Notes under an Indenture, dated
          ---------
as of August 26, 1999 (the "Indenture"), between the Company and The Bank of New York (the "Trustee"). This Note is one of a duly authorized issue of [Original] [Additional] [Secondary] Notes (as defined in the Indenture) of the Company designated as its 13.0% Convertible Senior Subordinated Pay-In-Kind Notes due 2009 (together with the [Original] [Additional] [Secondary] Notes, the "Notes"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are not secured by any of the assets of the Company. The Notes are limited in aggregate principal amount to (Euro)100,000,000 subject to the terms of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     7.   Ranking and Subordination. The Notes will be general unsecured
          -------------------------
obligations of the Company and will rank in all respects pari passu with all other senior subordinated Indebtedness of the Company. The Notes will rank senior to all existing and future Indebtedness of the Company that is neither Senior Indebtedness nor Senior Subordinated Indebtedness and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Notes in accordance with the Indenture. The Notes are subordinated to Senior Indebtedness (as defined in the Indenture). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid by the Company. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee his attorney-in-fact for any and all such purposes.

     8.   Optional Redemption. The Notes will be redeemable, at the Company's
          -------------------
option, in whole or in part, on and after August 15, 2004 upon not less than 30 nor more than 60 days' prior notice published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and if, and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules of such stock exchange or trading market shall so require, published in a newspaper having a general circulation in the locations which such stock exchange or trading market shall require) and mailed by first-class mail to each Holder's registered address, at the redemption prices (expressed as a percentage of principal amount) set forth below (each, a "Redemption Price"), plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the applicable redemption date (and, subject to the rights of Holders of record on the relevant record date to receive interest and Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date in respect thereof), if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

                                                     Redemption
         Year                                           Price
         ----                                        -----------
          2004....................................     106.500%
          2005....................................     104.333%
          2006....................................     102.167%
          2007 and thereafter.....................     100.000%


     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if such Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of (Euro)1.00 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

     9.  Special Tax Redemption. The Notes may be redeemed, at the option of the
         ----------------------
Company in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed by the Company for redemption (a "Tax Redemption Date"), and, all Additional Amounts, if any, and Liquidated Damages, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of The Federal Republic of Germany (or any political subdivision or taxing authority thereof) affecting taxation which becomes effective on or after the Issue Date, or (ii) any change in or new or different position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date, the Company is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and the Company determines that such payment obligation cannot be avoided by the Company taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

     10.  Notice of Redemption. Notice of redemption will be given at least 30
          --------------------
days but not more than 60 days before the redemption date by publishing in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and, if and so long as the Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules of such stock exchange or trading market shall so require, a newspaper having a general circulation in the locations which such stock exchange or trading market shall require) and mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar. Notes in denominations of (Euro)1.00 principal amount at maturity may be redeemed only in whole. The Trustee may select for redemption portions (equal to (Euro)1.00 or any integral multiple thereof) of the principal amount at maturity of Notes that have denominations larger than (Euro)1.00.

     Except as set forth in the Indenture, from and after any redemption date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, Additional Amounts, if any, or Liquidated Damages, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

     11.  Conversion.  Subject to the provisions of the Indenture, unless
          ----------
previously redeemed, the Notes are convertible (in denominations of (Euro)1.00 principal amount at maturity or integral multiples thereof), at the option of the holder thereof, into Capital Stock of the Company at any time after 365 days following the Issue Date and prior to the maturity date. The number of shares of Capital Stock of the Company ("Conversion Shares") issuable upon conversion of the Notes is equal to the principal amount of the Notes being converted (on the date of conversion) divided by (Euro)25.00, subject to adjustment as provided in the Indenture (the "Conversion Ratio"). Except as described below, no adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends paid on outstanding Capital Stock of the Company. If Notes not called for redemption are converted (including pursuant to the mandatory conversion feature described below) after a record date for the payment of interest and prior to the next succeeding interest payment date, such Notes must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. The Company is not required to issue fractional shares upon conversion of Notes (including pursuant to the mandatory conversion feature described below) and, in lieu thereof, will pay a cash adjustment based upon the Closing Price on the Neuer Markt of the Common Stock on the last Trading Day prior to the day of conversion. In the case of Notes called for redemption, conversion rights will expire at the close of business on the Trading Day next preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price.

     In addition, if the closing price on the Neuer Markt of the Common Stock during any period described below has exceeded the price for such period referred to below for at least 30 consecutive Trading Days ("Market Criteria," with the 30-day period being referred to as the "Market Criteria Period"), and the Conversion Shelf Registration Statement described in paragraph 2 hereof is effective and available, all of the Notes will be automatically converted into that number of Conversion Shares derived by application of the Conversion Ratio; provided, however, that if the Market Criteria is satisfied during the first year after the Closing Date, the conversion will not occur until the one-year anniversary of the Closing Date and will occur only if the closing price on the Neuer Markt of the Common Stock is at least (Euro)32.00 on such date:

                                           Closing
                                        -----------
             12 Months Beginning            Price
             -------------------        -----------
               August 15, 1999          (Euro)32.00
               August 15, 2000          (Euro)38.46
               August 15, 2001          (Euro)44.92
               August 15, 2002          (Euro)51.37
               August 15, 2003          (Euro)57.83

     The denominator of the Conversion Ratio is subject to adjustment as provided in Section 10.5 of the Indenture.

     12.  Change of Control Offer.  Upon the occurrence of a Change of Control,
          -----------------------
the Company will be required to make an offer to purchase all or any part (equal to (Euro)1.00 in principal amount at maturity and integral multiples thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, thereon to the date of repurchase plus Additional Amounts, if any, and Liquidated Damages, if any, to the date of repurchase. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     13.  Limitation on Disposition of Assets.  When the aggregate amount of
          -----------------------------------
Excess Proceeds from Asset Sales exceeds (Euro)5.0 million, the Company will be obligated, within 15 Business Days thereafter, to make an offer to all Holders and to the extent required by the terms thereof, to all holders of Pari Passu Notes to purchase on a pro rata basis the maximum principal amount of Notes and the maximum principal amount (or accreted value, as the case may be) of any such Pari Passu Notes to which the Asset Sale Offer applies, that is an integral multiple of (Euro)1,000 (or $1,000, as the case may be) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon plus Additional Amounts and Liquidated Damages, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, subject to applicable law, the Trustee shall select the Notes to be redeemed in accordance with the Indenture; provided, however, that no Notes of or less (Euro)1.00 shall be purchased in part. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

     14.  Denominations; Form.  The Global Notes (including any Secondary Notes)
          -------------------
are in registered global form, without coupons, in denominations of (Euro)1.00 and integral multiples of (Euro)1.00 and in no event shall Notes (including Secondary Notes and Notes issued upon registration of transfer of such Secondary Notes) be issued in denominations of less than (Euro)1.00.

     15.  Persons Deemed Owners.  The registered Holder of this Note shall be
          ---------------------
treated as the owner of it for all purposes, subject to the terms of the Indenture.

     16.  Unclaimed Funds.  If funds for the payment of principal, interest,
          ---------------
Additional Amounts or Liquidated Damages remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

     17.  Legal Defeasance and Covenant Defeasance.  The Company may be
          ----------------------------------------
discharged from its obligations under the Indenture and the Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

     18.  Amendment; Supplement; Waiver.  Subject to certain exceptions
          -----------------------------
specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

     19.  Restrictive Covenants.  The Indenture imposes certain covenants that,
          ---------------------
among other things, limit the ability of the Company and its Restricted Subsidiaries to, incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase Equity Interests or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     20.  Successors.  When a successor assumes all the obligations of its
          ----------
predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

     21.  Defaults and Remedies.  If an Event of Default (other than an Event of
          ---------------------
Default specified in subsections 6.1(h) or (i) of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, Additional Amounts, if any, and Liquidated Damages, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

     22.  Trustee Dealings with Company.  The Trustee under the Indenture, in
          -----------------------------
its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     23.  No Recourse Against Others.  No stockholder, director, officer,
          --------------------------
employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     24.  Authentication.  This Note shall not be valid until the Trustee or
          --------------
authenticating agent signs the certificate of authentication on this Note.

     25.  Abbreviations and Defined Terms.  Customary abbreviations may be used
          -------------------------------
in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

     26.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
          -------------
Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     27.  Governing Law.  The Indenture and the Notes shall be governed by, and
          -------------
construed in accordance with, the laws of the State of New York.

              --------------------------------------------------

                                ASSIGNMENT FORM

                  To assign this Note fill in the form below:

                   I or we assign and transfer this Note to


             (Print or type assignee's name, address and zip code)

              (Insert assignee's social security or tax I.D. No.)


and irrevocably appoint agent to transfer this Note on the books of the Company.
               The agent may substitute another to act for him.

        --------------------------------------------------------------

        Date:__________________ Your Signature:_______________________

        --------------------------------------------------------------
       Sign exactly as your name appears on the other side of this Note.

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [   ]   Section 4.16 [   ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount:

(Euro)__________


Date:_____________

Your Signature:________________
(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:_____________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                TO THE INDENTURE


                FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
               RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
            (Transfers pursuant to Section 2.7(b) of the Indenture)


Cybernet Internet Services International, Inc.
c/o The Bank of New York, as Trustee, Registrar or Paying Agent
101 Barclay Street, Floor 21W
New York, New York 10286
Attention: Corporate Trust Trustee Administration
Facsimile: (212) 815-5915

               RE: 13.0% Convertible Senior Subordinated Pay-In-Kind Notes due 2009 (the "Notes") of Cybernet Internet Services International, Inc.


        Reference is hereby made to the Indenture dated as of August 26, 1999 (the "Indenture") between Cybernet Internet Services International, Inc. and The Bank of New York, as Trustee, Registrar and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to (Euro)_________ (being any integral multiple of (Euro)1.00) principal amount at maturity of Notes beneficially held through interests in the Rule 144A Global Note (CUSIP No. _________) with the Depositary in the name of ________(the "Transferor") account number ________. The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Rule 144A Global Note be transferred or exchanged for an interest in the Regulation S Global Note (CUSIP (CINS) No. _________) in the same principal denomination and transfer to (account no. ________). If this is a partial transfer, a minimum amount of (Euro)1.00 and any integral multiple of (Euro)1.00 in excess thereof of the Rule 144A Global Note will remain outstanding.

          In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

          (A) (1) the offer of the Notes was not made to a person in the United States;

               (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

               (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     OR
     --

          (B) such transfer is being made in accordance with Rule 144 under the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:  _____________, ____

                         [Name of Transferor]



                         By:________________________
                         Name:
                         Title:
                         Telephone No.:


Please print name and address (including zip code number)  _________________
                                                           _________________
                                                           _________________

                                                                       EXHIBIT D
                                                                TO THE INDENTURE


                FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
               REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
            (Transfers pursuant to Section 2.7(c) of the Indenture)


Cybernet Internet Services International, Inc.
c/o The Bank of New York, as Trustee, Registrar or Paying Agent
101 Barclay Street, Floor 21W
New York, New York 10286
Attention: Corporate Trust Trustee Administration
Facsimile: (212) 815-5915

               RE: 13.0% Convertible Senior Subordinated Pay-In-Kind Notes due 2009 (the "Notes") of Cybernet Internet Services International, Inc.

        Reference is hereby made to the Indenture dated as of August 26, 1999 (the "Indenture") between Cybernet Internet Services International, Inc. and The Bank of New York, as Trustee, Registrar and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to (Euro)__________ (being any integral multiple of (Euro)1.00) principal amount at maturity of Notes beneficially held through interests in the Regulation S Global Note (CUSIP (CINS) No. _________) with [Euroclear] [Cedel] (Common Code No. _______) in the name of _______________ (the "Transferor") [Euroclear] [Cedel] account number _________ . The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Regulation S Global Note be transferred or exchanged for an interest in the Rule 144A Global Note (CUSIP No. _________) in the same principal denomination and transfer to ______________ (account no. ________). If this is a partial transfer, a minimum of (Euro)1.00 and any integral multiple of (Euro)1.00 in excess thereof of the Regulation S Global Note will remain outstanding.

          In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transfer or reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:_______________, ____

                    [Name of Transferor]



                    By:___________________________
                    Name:
                    Title:
                    Telephone No.:



Please print name and address (including zip code number)  ______________
                                                           ______________
                                                           ______________

                                      D-2